Exhibit 10.2

LEASE

DATED August 10, 2012

BY AND BETWEEN

HINES VAF NO CAL PROPERTIES, L.P.,

A DELAWARE LIMITED PARTNERSHIP,

as Landlord

and

SHOCKWAVE MEDICAL, INC.,

A DELAWARE CORPORATION,

as Tenant

AFFECTING PREMISES COMMONLY KNOWN AS

48531 Warm Springs Blvd., Suite 416

Fremont, California 94539

[MULTI-TENANT GROSS INDUSTRIAL LEASE]

[WITH EXPENSE INCREASES OVER BASE AMOUNT]

[SHORT FORM]

SUMMARY OF BASIC LEASE TERMS

A. (Introduction)	Lease Reference Date: August 10, 2012

B. (Introduction)	Landlord: Hines VAF No Cal Properties, L.P., a Delaware limited partnership

C. (Introduction)	Tenant: Shockwave Medical, Inc., a Delaware limited partnership

D. (§1.14)	Premises: That area consisting of approximately 2,527 square feet of rentable area the address of which is 48531 Warm Springs Blvd., Suite 416, Fremont, CA, within the Building approximately as shown on Exhibit A.

E. (§1.15)	Project: The land and improvements shown on Exhibit A consisting of four (4) buildings, the aggregate rentable area of which is approximately 146,592 square feet.

F. (§1.6)	Building: The building of which the Premises are located known as 48531 Warm Springs Blvd, Fremont, CA 94539 containing approximately 37,512 square feet of rentable area.

G. (§1.20)	Tenant’s Share: 1.72% of the Project.

H (§4.4)	Tenant’s Allocated Parking Stalls: Seven (7) stalls.

I. (§4.4)	Commencement Date: September 1, 2012.

J. (§1.12)	Lease Term: Thirty-six (36) calendar months (plus the partial month following the Commencement Date if such date is not the first day of the month).

K. (§3.1)	Base Monthly Rent: 9/1/12-11/30/12: $0.00 per month 12/1/12-8/31/13: $3,285.10 per month 9/1/13-8/31/14: $3,411.45 per month 9/1/14-8/31/15: $3,537.80 per month

L. (§3.3)	Prepaid Rent: $3,285.10 (applied to rent for December 2012)

M. (§3.5)	Security Deposit: $3,537.80.

N. (§4.l)	Permitted Use: General office, research and development and warehousing uses in accordance with applicable laws, and no other use or purpose

O. (§8.1)	Common Operating Expense Base Amount: The aggregate Common Operating Expenses incurred by Landlord for the 2012 Calendar Year.

P. (§9.1)	Tenant’s Liability Insurance Minimum: $2,000,000

Landlord’s Address for rent:

Q. (§1.2)	Bank of America, N.A., File 30814 Post Office Box 742247 Los Angeles, CA 90074-2247 Payable to: “Hines VAF No Cal Properties L.P.”

Landlord’s Address for notices:

Hines VAF No Cal Properties, L.P.

c/o Hines Interests Limited Partnership

2262 North First Street

San Jose, California 95131

Attention: Property Manager

With a copy to:

Hines VAF No Cal Properties, L.P.

c/o Hines Interests Limited Partnership

101 California Street, Suite 1000

San Francisco, California 94111

Attention: Thomas Kruggel

R. (§1.3)	Tenant’s Address: 48531 Warm Springs Blvd., Suite 416 Fremont, CA 94539

S. (§1.11)	Lease: This Lease includes this Summary of Basic Lease Terms, the Lease, and the following exhibits and addenda: Exhibit A (site plan of the Project containing description of the Premises), Exhibit B (intentionally deleted), Exhibit C (intentionally deleted), Exhibit D (acceptance agreement), Exhibit E (sign criteria) and Exhibit F (Hazardous Substances Survey Form)

T. (§15.12)	Brokers: CB Richard Ellis.

The foregoing Summary is incorporated into and made a part of this Lease. Each reference in this Lease to any term of the Summary shall mean the respective information set forth above and shall be construed to incorporate all of the terms provided under the particular paragraph pertaining to such information. In the event of any conflict between the Summary and the Lease, the Summary shall control.

(SIGNATURES ON NEXT PAGE]

Landlord

HINES VAF NO CAL PROPERTIES, L.P., a Delaware limited partnership

By:	Hines VAF No Cal Properties GP LLC, its general partner

	By:	Hines VAF No Cal Mezz, L.P., its sole member

		By:	Hines VAF No Cal Mezz GP LLC, its general partner

			By:	Hines VAF Northern California, L.P., its sole member

				By:	Hines VAF Northern California GP LLC, its general partner

					By:	/s/ James C. Buie
James C. Buie
Executive Vice President

TENANT:

SHOCKWAVE MEDICAL, INC. a Delaware corporation

By:	/s/ Daniel Hawkins

Name:	Daniel Hawkins
Title:	CEO

Dated:	8-16-12

By:
Name:
Title:

Dated:

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5.5	Taxes on Tenant’s Property	3

ARTICLE 6 - REPAIR AND MAINTENANCE		3

6.1	Tenant’s Obligation to Maintain	3
6.2	Landlord’s Obligation to Maintain	4
6.3	Control of Common Area	4

ARTICLE 7 - WASTE DISPOSAL AND UTILITIES		4

7.1	Waste Disposal	4
7.2	Hazardous Materials	4
7.3	Utilities	4

ARTICLE 8 - COMMON OPERATING EXPENSES		5

8.1	Tenant’s Obligation to Reimburse	5
8.2	Common Operating Expenses Defined	5
8.3	Real Property Taxes Defined	5

ARTICLE 9 - INSURANCE		5

9.1	Tenant’s Insurance	5
9.2	Landlord’s Insurance	5
9.3	Release and Waiver of Subrogation	6

ARTICLE 10 - LIMITATION ON LANDLORD’S LIABILITY AND INDEMNITY		6

10.1	Limitation on Landlord’s Liability	6
10.2	Limitation on Tenant’s Recourse	6
10.3	Indemnification of Landlord	6

ARTICLE 11 - DAMAGE TO PREMISES		6

11.1	Landlord’s Duty to Restore	6
11.2	Landlord’s Right to Terminate	6
11.3	Abatement of Rent	6

ARTICLE 12 - CONDEMNATION		6

12.1	Landlord’s Termination Right	6
12.2	Tenant’s Termination Right	6
12.3	Abatement of Rent	6
12.4	Division of Condemnation Award	6

ARTICLE 13 - DEFAULT AND REMEDIES		7

13.1	Events of Tenant’s Default	7
13.2	Landlord’s Remedies	7
13.3	Waiver	7
13.4	Waiver by Tenant of Certain Remedies	7

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ARTICLE 14 - ASSIGNMENT AND SUBLETTING		8

14.1	Transfer by Tenant	8

ARTICLE 15 - GENERAL PROVISIONS		8

15.1	Landlord’s Right to Enter	8
15.2	Surrender of the Premises	9
15.3	Holding Over	9
15.4	Subordination	9
15.5	Attornment	9
15.6	Estoppel Certificates	9
15.7	Notices	9
15.8	Attorneys’ Fees	9
15.9	Corporate Authority	9
15.10	Miscellaneous	9
15.11	Entire Agreement	9
15.12	Brokerage Commissions	9

EXHIBITS

Exhibit A -	Site plan of the Project containing a description of the Premises
Exhibit B	Tenant Improvements
Exhibit C	Intentionally Deleted
Exhibit D -	Acceptance Agreement
Exhibit E -	Sign Criteria
Exhibit F -	Hazardous Substances Survey

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ARTICLE 1

DEFINITIONS

1.1 Additional Rent. The term “Additional Rene is defined in §3.2.

1.2 Address for Notices: The term “Address for Notices” shall mean the addresses set forth in Sections Q and R of the Summary: provided, however, that after the Commencement Date. Tenant’s Address for Notices shall be the address of the Premises.

1.3 Agents: The term “Agents” shall mean the following: (i) with respect to Landlord or Tenant the agents, employees. contractors, and invitees of such party; and (ii) in addition with respect to Tenant, Tenant’s subtenants and their respective agents, employees, contractors, and invitees.

1.4 Agreed Interest Rate: The term “Agreed Interest Rate” shall mean that interest rate determined as of the time it is to be applied that is equal to the lesser of (i) five percentage points over the discount rate established by the Federal Reserve Bank of San Francisco as it may be adjusted from time to time, or (ii) the maximum interest rate permitted by Law.

1.5 Base Monthly Rent: The term “Base Monthly Rent” shall mean the fixed monthly rent payable by Tenant pursuant to 3.1 which is specified in Section K of the Summary.

1.6 Building: The term “Building” shall mean the building in which the Premises are located which Building is identified in Section F of the Summary, the rentable area of which is referred to herein as the “Building Rentable Area”.

1.7 Common Area: The term “Common Area” shall mean all areas and facilities within the Project that are not designated by Landlord for the exclusive use of Tenant or any other lessee or other occupant of the Project, including the parking areas, access and perimeter roads. pedestrian sidewalks, landscaped areas. trash enclosures, recreation areas and the like.

1.8 Common Operating Expenses: The term “Common Operating Expenses is defined in 8.2.

1.9 Effective Date: The term “Effective Date” shall mean the date the last signatory to this Lease whose execution is required to make it binding on the parties hereto shall have executed this Lease.

1.10 Law: The term “Law” shall mean any judicial decision, statute, resolution, regulation, rule, administrative or court order, or other requirement of any municipal. county, state, federal or other government agency or authority having jurisdiction over the parties to this Lease or the Premises, or both, in effect either at the Effective Date or any time during the Lease Term.

1.11 Lease: The term “Lease” shall mean the Summary and all elements of this Lease identified in Section S of the Summary, all of which are attached hereto and incorporated herein by this reference.

1.12 Lease Term: The term “Lease Term” shall mean the term of this Lease which shall commence on the Commencement Date and continue for the period specified in Section J of the Summary.

1.13 Lender: The term “Lender” shall mean any beneficiary. mortgagee, secured party, lessor (other than Landlord), or other holder of any Security Instrument.

1.14 Premises: The term “Premises shall mean the rentable area within the Building described in Section D of the Summary located approximately as shown on Exhibit A.

1.15 Project: The term “Project” shall mean that real property and the improvements thereon which are specified in Section E of the Summary, the rentable area of which is referred to herein as the “Project Rentable Area”.

1.16 Real Property Taxes: The term “Real Property Taxes” is defined in §8.3.

1.17 Security Instrument: The term “Security Instrument” shall mean any underlying lease, mortgage or deed of trust which now or hereafter affects any portion of the Project.

1.18 Summary: The term “Summary” shall mean the Summary of Basic Lease Terms executed by Landlord and Tenant that is part of this Lease.

1.19 Tenant’s Alterations: The term “Tenant’s Alterations” shall mean all improvements, additions, alterations, and fixtures installed in the Premises by Tenant at its expense.

1.20 Tenant’s Share: The term “Tenant’s share” shall mean the percentage obtained by dividing the rentable area within the Premises by the Project rentable area. which as of the Effective Date is the percentage identified in Section G of the Summary.

ARTICLE 2

DEMISE. CONSTRUCTION. AND ACCEPTANCE

2.1 Demise of Premises: Landlord hereby leases to Tenant, and Tenant leases from Landlord, the Premises for the Lease Term upon the terms and conditions hereof. As used herein, the Premises means solely the internal space from wall to wall and from floor to ceiling, and does not include any rights to any areas above the ceiling or below the floor or on the roof of the Building (except that Landlord grants Tenant permission to use over-ceiling areas for utility runs subject to reasonable accommodation of the needs of Landlord and others for similar use).

2.2 Commencement Date: The Lease Term shall begin on the Commencement Date specified in Section I of the Summary.

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2.3 Delivery and Acceptance of Possession: Condition of the Premise:·Early Occupancy: If Landlord is unable to deliver possession of the Premises to Tenant on or before the Commencement Date for any reason whatsoever, this Lease shall not be void or voidable, and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom. Except as otherwise provided herein, at the time Landlord delivers possession of the Premises to Tenant, Tenant agrees to and does accept possession of the Premises in their then existing condition, “as-is” including all patent and latent defects. Tenant acknowledges that neither Landlord nor any agent nor any employee of Landlord has made any representations or warranty with respect to the Premises or the Project or with respect to the suitability of either for the conduct of Tenant’s business and Tenant expressly warrants and represents that Tenant has relied solely on its own investigation and inspection of the Premises and the Project in its decision to enter into this Lease and let the Premises in an “as is” condition. No promise of Landlord to alter. remodel, repair, or improve the Premises, the Building, or the Project, and no representation, express or implied, respecting any matter or thing relating to the Premises, Building, Project, or this Lease (including, without limitation. the condition of the Premises, the Building, or the Project) has been made to Tenant by Landlord or its broker or sales agent other than as may be contained herein. Notwithstanding the foregoing, using Building standard materials, Landlord shall perform certain improvements to the warehouse area of the Premises shown on Exhibit B to this Lease (collectively, the “Tenant Improvements”) consisting of the following: (a) install a wall in front of the rear door, (b) clean the existing VCT flooring, (c) install a new dropped ceiling, (d) install a new sink in the location shown on Exhibit B, and (e) install a new dedicated circuit, provided that in no event shall the cost of the Tenant Improvements exceed $27,797.00 (the “Allowance”). Tenant will be responsible for paying the cost of the Tenant Improvements in excess of the Allowance upon demand by Landlord. Provided that Tenant and its agents do not interfere with Landlord’s performance of the Tenant Improvements, Tenant shall be entitled to early occupancy of the Premises for the sole purpose of installing furniture, fixtures and equipment in the Premises commencing on the date Landlord delivers access to the Premises to Tenant (the “Early Occupancy Date”) and continuing until the Commencement Date; provided that during such early occupancy period, all terms, provisions and conditions of this Lease shall apply, including, but not limited to, (a) Tenant’s obligation to provide Landlord with evidence of liability insurance coverage pursuant to Article 9 hereof; and (b) Tenant’s indemnity obligations pursuant to Section 10.3 hereof. Tenant’s occupancy of the Premises shall in no way interfere with Landlord’s completion of the Tenant Improvements and Landlord and Tenant shall coordinate their respective work to be performed at the Premises. Early occupancy of the Premises shall not advance the expiration date of this Lease. Notwithstanding the foregoing, Landlord shall not be obligated to deliver possession of the Premises to Tenant until Landlord has received from Tenant all of the following: (i) the fast installment of Base Monthly Rent due under this Lease, and (ii) executed copies of policies of insurance or certificates or binders thereof as required under Article 9. Tenant hereby acknowledges that Landlord will be performing the Tenant Improvements during such early occupancy period and/or the Lease Term and Landlord’s performance of such work shall not be deemed a constructive eviction of Tenant, nor shall Tenant be entitled to any abatement of rent in connection therewith. Furthermore, Landlord shall have no responsibility and shall not be liable to Tenant for, and Tenant hereby waives any claim against Landlord in connection with, (a) any injury or damage to persons or property at the Premises, (b) any interference with Tenant’s business, (c) any loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements, or (d) any inconvenience or annoyance, occasioned by or arising from the completion of the Tenant Improvements. Landlord shall deliver the Premises to Tenant on the Early Occupancy Date clean and free of debris and warrants to Tenant that the existing electrical, plumbing, heating, ventilation and air-conditioning and other building systems serving the Premises, other than those constructed or modified by Tenant, shall be in good operating condition on the Early Occupancy Date, except to the extent such failure to operate in good operating condition is caused by Tenant’s use or alterations to the Premises. If a non-compliance with said warranty exists as of the Early Occupancy Date, Landlord shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Tenant setting forth with specificity the nature and extent of such non-compliance, commence to rectify same at Landlord’s expense. If Tenant does not give Landlord written notice of a non-compliance with this warranty within thirty (30) days after the Early Occupancy Date, correction of such non-compliance shall be the obligation of Tenant at Tenant’s sole cost and expense, except as otherwise expressly provided in this Lease.

ARTICLE 3

RENT

3.1 Base Monthly Rent: Throughout the Lease Term, Tenant shall pay to Landlord the Base Monthly Rent set forth in Section K of the Summary (the “Base Monthly Rent”).

3.2 Additional Rent: All monies payable from Tenant to Landlord and charges due from Tenant under this Lease (other than Base Monthly Rent) shall be deemed additional rent (the “Additional Rent”’), provided, however, that at Landlord’s sole discretion and election, which may be exercised at any time prior to actual payment thereof, Landlord may by written notice deem such payments to be damages in the case of any breach.

3.3 Payment of Rent: Concurrently with the execution of this Lease, Tenant shall pay to Landlord the amount set forth in Section L of the Summary as prepayment of rent for credit against the first installment(s) of Base Monthly Rent. All rent required to be paid in monthly installments shall be paid in advance on the first day of each calendar month during the Lease Term to Landlord at the address set forth in Section Q of the Summary or to such other address as Landlord may from time to time indicate. Any partial month periods shall be prorated and paid on the first day of the period. All rent shall be paid in lawful money of the United States, without any abatement, deduction, or offset whatsoever, and without any prior demand therefor. Notwithstanding anything to the contrary herein, all payments made by Tenant shall be applied first to the oldest obligation for Base Monthly Rent or Additional Rent (including but not limited to late fees, interest, and attorney’s fees) of Tenant, in the order in which the obligation accrued, unless within thirty (30) days of receipt of the payment, Landlord notifies Tenant of its election to apply the payment in a different way, in which case Landlord’s allocation shalt control. Tenant shall have no right to direct the application of funds other than as set forth herein, and waives any rights Tenant may have under Civil Code §1479 to direct the allocation of funds paid to Landlord.

3.4 Late Charge and Interest on Rent in Default: If any Base Monthly Rent or Additional Rent is not received by Landlord from Tenant when due, then Tenant shall immediately pay to Landlord a late charge equal to 10% of such delinquent rent as liquidated damages for Tenant’s failure to make timely payment. If any rent remains delinquent for a period in excess of 30 days then in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not paid when due at the Agreed Interest Rate following the date such amount became due until paid. This paragraph shall not be deemed to grant Tenant an extension of time within which to pay rent or prevent Landlord from exercising any other right or remedy.

3.5 Security Deposit: Concurrently with Tenant’s execution and delivery of this Lease. Tenant shall deposit with Landlord, without interest, the amount set forth in Section M of the Summary as security for the performance by Tenant of its obligations under this Lease, and not as prepayment of rent (the “Security Deposit”). Landlord may from time to time apply all or any

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portion of the Security Deposit to remedy any default by Tenant to the extent permitted by Law, including, without limitation, to offset rent which is unpaid either before or after the termination of this Lease. Tenant hereby waives any restriction on the uses to which the Security Deposit may be put contained in California Civil Code Section 1950.7. If any part of the Security Deposit is so used, Tenant agrees to pay promptly upon demand (not later than three (3) days after demand) an amount in cash sufficient to restore the Security Deposit to the full original amount. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the entire Security Deposit to Tenant, less any final charges due except for any portion identified as a non-refundable cleaning fee, which Landlord shall retain.

ARTICLE 4

USE OF PREMISES

4.1 Limitation on Use: Tenant shall use the Premises solely for the use specified in Section N of the Summary (the “Permitted Use”). Tenant shall not do anything in or about the Premises which will cause any damage or structural injury to the Building or Common Area or operate any equipment within the Premises which will overload, damage or impair electrical systems, HVAC, sprinkler systems, sanitary systems or other mechanical equipment servicing the Building or the Project. Tenant shall not attach, hand, or suspend anything from the ceiling, roof, walls, or columns of the Building or set any load on the floor in excess of the load limits for which such items arc designed nor operate hard wheel forklifts within the Premises. Tenant shall not change the exterior of the Building or install any equipment or antennas on or make any penetrations of the exterior or roof of the Building. Tenant shall not commit or permit any waste or nuisance in or about the Premises. Tenant shall not conduct on any portion of the Premises or the Project any sale of any kind. No articles of any kind shall be stored upon or permitted to remain outside of the Premises.

4.2 Compliance with Law: Tenant shall comply with, and shall not use the Premises in any manner which violates, any Laws or covenants, conditions, and restrictions or other restrictive covenants or agreements now or hereafter affecting the Project. Tenant shall not use the Premises in any manner which will cause a cancellation of any insurance policy covering the Building or Tenant’s Alterations or which poses an unreasonable risk of damage or injury to the Premises. Tenant shall comply with all reasonable requirements of any insurance company, insurance underwriter or Board of Fire Underwriters which are necessary to maintain the insurance coverage carried by either Landlord or Tenant pursuant to this Lease.

4.3 Signs: Tenant shall not place on any portion of the Premises any signage or communicative material which is visible from the exterior of the Building without the prior written approval of Landlord and any governmental permits which may be required. All such approved signs shall strictly confirm to all Laws, restrictive covenants and Landlord’s sign criteria attached as Exhibit E, and shall be installed and maintained in good condition at the expense of Tenant throughout the Lease Term.

4.4 Parking: Tenant is allocated and shall have the non-exclusive right to use not more than the number of Tenant’s Allocated Parking Stalls contained within the Project described in Section H of the Summary for its use and the use of Tenant’s Agents, the location of which may be designated from time to time by Landlord. Landlord reserves the right, after having given Tenant reasonable notice, to have any vehicles owned by Tenant or Tenant’s Agents utilizing parking spaces in excess of the parking spaces allowed for Tenant’s use or parked in unauthorized areas to be towed away at Tenant’s cost. Four hours phone notice to Tenant shall be conclusively deemed reasonable notice for tow away.

4.5 Rules and Regulations: Landlord may promulgate reasonable rules and regulations applicable to the occupants of the Project. Such rules and regulations shall be binding upon Tenant upon delivery of a copy to Tenant, and Tenant agrees to abide by such rules and regulations.

ARTICLE 5

TRADE FIXTURES AND ALTERATIONS

5.1 Trade Fixtures: Throughout the Lease Term, Tenant may provide and install, and shall maintain in good condition, any trade fixtures required in the conduct of its business in the Premises. All trade fixtures shall remain Tenant’s property.

5.2 Tenant’s Alterations: Tenant shall not construct any Tenant’s Alterations or otherwise alter the Premises without Landlord’s prior written approval, which Landlord may withhold in its sole discretion. At the expiration or sooner termination of the Lease Term, all Tenant’s Alterations shall be surrendered to Landlord as part of the realty and shall then become Landlord’s property, and Landlord shall have no obligation to reimburse tenant for all or any portion of the value or cost thereof; provided, however, that if Landlord requires Tenant to remove any Tenant’s Alterations, Tenant shall so remove such Tenant’s Alterations prior to the expiration or sooner termination of the Lease Term. All Tenant’s Alterations shall be constructed by a licensed contractor in accordance with all Laws, pursuant to any required permits and inspections, using new materials of good quality, and Tenant shall provide whatever insurance during construction which Landlord shall reasonably require.

5.3 Alterations Required by Law: Tenant shall make any alteration, addition or change of any sort to the Premises that is required by any Law because of (i) Tenant’s particular use or change of use of the Premises, (ii) Tenant’s application for any permit or governmental approval, or (iii) Tenant’s construction or installation of any Tenant’s Alterations or trade fixtures.

5.4 Mechanic’s Liens: Tenant shall keep the Project free from any liens and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by tenant or Tenant’s Agents. If any claim of lien is recorded, Tenant shall bond against or discharge the same within 10 days after the same has been recorded against the Project.

5.5 Taxes on Tenant’s Property: Tenant shall pay before delinquency any and all taxes, assessments, license fees and public charges imposed against Tenant or Tenant’s estate in this Lease or the property of Tenant.

ARTICLE 6

REPAIR AND MAINTENANCE

6.1 Tenant’s Obligation to Maintain: Tenant shall clean and maintain in good order, condition and repair and replace when necessary the Premises and every part thereof through regular inspections and servicing. All repairs and replacements required of Tenant shall be promptly made with new materials of like kind and quality. If the work affects the structural or exterior parts of the Building or if the estimated cost of any item of repair or replacement is in excess of $1,000 then Tenant shall first obtain Landlord’s written approval of the same in accordance with 5.2 hereof. If Tenant fails to make such repairs, Landlord may, but need not make such repairs, and Tenant shall pay Landlord as Additional Rent the cost thereof, including an amount sufficient to reimburse Landlord for all overhead and costs, and expenses arising from Landlord’s involvement with such repairs.

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6.2 Landlord’s Obligation to Maintain: Landlord shall repair. maintain and operate the Common Area and repair and maintain the roof, exterior and structural parts of the Building so that the same arc kept in good order and repair and if there is central HVAC or other Building service equipment and/or utility facilities serving portions of the Common Area and/or both the Premises and other parts of the Building. Landlord shall maintain and operate (and replace when necessary) such equipment. Landlord shall not be responsible for repairs required for damage caused to any part of the Project by any act or omission of Tenant or Tenant’s Agents. In addition, Landlord shall repair and maintain all HVAC equipment serving the Premises, and the cost for such repair and maintenance shall be included in the Common Operating Expenses.

6.3 Control of Common Area: Landlord shall at all times have exclusive control of the Common Area. Landlord shall have the right, without the same constituting an actual or constructive eviction and without entitling Tenant to any abatement of rent, to close any part of the Common Area for any reason, eliminate from or add to the Project any land or improvement, make changes to the Common Area, remove authorized persons from the Project, and/or change the name or address of the Building or Project. Landlord shall have no obligation to provide guard services or other security measures for the benefit of the Project and Tenant assumes all responsibility for the protection of Tenant and Tenant’s Agents from acts of third parties.

ARTICLE 7

WASTE DISPOSAL AND UTILITIES

7.1 Waste Disposal: Tenant shall cause all of its waste to be stored only in designated areas. Tenant shall keep all fire corridors and mechanical equipment rooms in the Premises free and clear of all obstructions. As part of the Common Area Expenses, Landlord will provide waste disposal services. Waste items deemed to be other than ordinary refuse, or that cannot be deposited in the containers provided, will be billed directly to Tenant and Tenant will pay such bills within ten (10) days.

7.2 Hazardous Materials: Landlord and Tenant agree as follows with respect to the existence or use of Hazardous Materials on the Project;

A. Any handling, transportation, storage, treatment, disposal or use of Hazardous Materials by Tenant and Tenant’s Agents in or about the Project shall strictly comply with all applicable Hazardous Materials Laws. Tenant shall indemnify, defend upon demand with counsel reasonably acceptable to Landlord. and hold harmless Landlord from and against any and all liabilities, losses, claims, damages, lost profits, consequential damages, interest, penalties, fines, monetary sanctions, attorney’s fees, experts’ fees, court costs, remediation costs, investigation costs. and other expenses which result from or arise in any manner whatsoever out of the use, storage, treatment, transportation, release, or disposal of Hazardous Materials on or about the Project by Tenant or Tenant’s Agents.

B. If the presence of Hazardous Materials on the Project caused or permitted by Tenant or Tenant’s Agents results in contamination of water or soil then Tenant shall promptly take any and all action necessary to investigate and remediate such contamination as required by Law or as a condition to the issuance or continuing effectiveness of any governmental approval which relates to the use of the Project or any part thereof. Tenant shall further be solely responsible for, and shall defend, indemnify, and hold Landlord and its agents harmless from and against, all claims, costs and liabilities, including attorney’s fees and costs arising out of or in connection with any investigation and remediation to return the Project to its condition existing prior to the appearance of such Hazardous Materials.

C. Landlord and Tenant shall each give written notice to the other as soon as reasonably practicable of (i) any communication received from any governmental authority concerning Hazardous Materials which relates to the Project; and (ii) any contamination of the Project by Hazardous Materials which constitutes a violation of any Hazardous Materials Law. Tenant may use such Hazardous Materials of such type and such quantity as are reasonably necessary and customary to the operation of tenant’s business of which Landlord received notice prior to such Hazardous Materials being brought onto the Premises and to which Landlord consents in writing, so long as the same are used in strict conformance with Hazardous Materials Law and any manufacturer’s guidelines. At any time during the Lease Term, Tenant shall, within five days after written request therefor received from Landlord, disclose in writing all Hazardous Materials that are being used by tenant on the Project, the nature of such use, and the manner of storage and disposal.

D. Landlord may cause testing wells to be installed on the Project, and may cause the ground water to be tested to detect the presence of Hazardous Material by use of such tests as are then customarily used for such purposes. The cost of such tests and of the installation, maintenance, repair and replacement of such wells shall be paid by Tenant if such tests disclose the existence of facts which give rise to liability of Tenant pursuant to its indemnity given in 7.2A and/or 7.2B.

E. As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. As used herein, the term “Hazardous Material Law” shall mean any Law which regulates the use, storage, release or disposal of any Hazardous Material.

F. The obligations of Landlord and Tenant under this 7.2 shall survive the expiration or earlier termination of the Lease Term. The rights and obligations of Landlord and Tenant with respect to issues relating to Hazardous Materials are exclusively established by this 7.2. In the event of any inconsistency between any other part of this Lease and this 7 2, the terms of this 7.2 shall control.

7.3 Utilities: Tenant shall promptly pay, as the same become due, all charges for water, gas, and electricity, telephone, sewer service, waste pick-up and any other utilities, materials, or services furnished to or used by Tenant on or about the Premises during the Lease Term, including, without limitation, meter, use and/or connection fees, hook-up fees, or standby fees, and penalties for discontinued or interrupted service. If any utility service is not separately metered to the Premises, then Tenant shall pay its pro rata share of the cost of such utility service with all others served by the service not separately metered as reasonably determined by Landlord.

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ARTICLE 8

COMMON OPERA TING EXPENSES

8.1 Tenant’s Obligation to Reimburse: As Additional Rent, Tenant shall pay Tenant’s share (specified in Section G of the

Summary) of the amount (if any) by which Common Operating Expenses paid or incurred in any Landlord’s fiscal year during the Lease Term exceeds the Common Operating Expense Base Amount defined in Section O of the Summary (which excess is referred to herein as the “Excess Expenses”) for any annual period or portion thereof. If the Project contains more than one building, then Tenant shall pay Tenant’s Share of the Excess Expenses for the Landlord’s fiscal year in question based upon the Common Operating Expenses fairly allocable to the Building. Payment shall be made by whichever of the following methods is from time to time designated by Landlord, and Landlord may change the method of payment at any time. After each Landlord’s fiscal year during the Lease Term, Landlord may invoice Tenant for Tenant’s Share of the Excess Expenses for such Landlord’s fiscal year, and Tenant shall pay such amounts so invoiced within 5 days after receipt of such invoice. Alternatively, (i) Landlord shall deliver to Tenant Landlord’s reasonable estimate of the Excess Expenses it anticipates will be paid or incurred for the Landlord’s fiscal year in question, (ii) during such Landlord’s fiscal year, following such notice, Tenant shall pay Tenant’s Share of the estimated Excess Expenses in advance in equal monthly installments due with each installment of Base Monthly Rent over the remainder of the fiscal year, and (iii) within 90 days after the end of such Landlord’s fiscal year or as soon thereafter as reasonably practicable, Landlord shall furnish to Tenant a statement in reasonable detail of the actual Excess Expenses paid or incurred by Landlord in accordance with this paragraph during the just ending Landlord’s fiscal year, and thereupon there shall be an adjustment between Landlord and Tenant, with payment to or repayment by Landlord, as the case may require within 5 days after delivery by Landlord to Tenant of such statement to the end that Landlord shall receive the entire amount to Tenant’s Share of the Excess Expenses for such Landlord’s fiscal year and no more. Within thirty days after Tenant’s receipt of a statement, if Tenant disputes the amount of Excess Expenses set forth in the statement, an independent certified public accountant (which accountant is a member of a nationally recognized accounting firm and working on a non-contingency fee basis) designated by Tenant, may, after reasonable notice to Landlord and at reasonable times and at Tenant’s expense, inspect Landlord’s records at Landlord’s offices, provided that Tenant is not then in default under this Lease. If after such inspection, Tenant still disputes such Excess Expenses, a certification as to the proper amount shall be made, at Tenant’s expense, by Landlord’s independent certified public accountant which certification shall be final and conclusive.

8.2 Common Operating Expenses Defined: the term “Common Operating Expenses” shall mean all costs and expenses incurred by Landlord with respect to the operation, protection, improvement, maintenance, repair, replacement, and restoration of the Project including, without limitation, the following: (i) the operation, repair, maintenance and replacement of the roof, the exterior surfaces and interior improvements of all buildings located on the Project, the HVAC equipment, utility facilities and other building service equipment, and the Common Areas; (ii) Real Property Taxes as defined in 8.3; (iii) the amounts of any “deductible” and “coinsurance” paid by Landlord with respect to damage caused by an “Insurance Peril” (as hereinafter defined) or amounts incurred in connection with an “Uninsured Peril” (as hereinafter defined) up to a maximum amount in any twelve-month period equal to 2% of the replacement cost of the buildings or other improvements damaged; (v) maintenance of insurance carried by Landlord in connection with the Project; and (vi) management fees not exceeding the monthly rate of 5% of the gross revenues from the Project. If the Project is less than ninety-five percent (95%) occupied during all or a portion of any calendar year during the Lease Term, the variable components of the Common Operating Expenses as determined by Landlord shall be calculated as if the Project had been 95% occupied for the full calendar year.

8.3 Real Property Taxes Defined: The term “Real Property Taxes” shall mean all taxes, assessments, levies, and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen, now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Project or any portion of the Project or the rents derived therefrom (except Federal and State net income taxes).

ARTICLE 9

INSURANCE

9.1 Tenant’s Insurance: Tenant shall maintain insurance complying with all of the following:

A. Tenant shall procure, pay for and keep in full force and effect: (i) commercial general liability insurance, including property damage, against liability for personal injury, bodily injury, death and damage to property occurring in or about, or resulting from an occurrence in or about, the Premises with combined single limit coverage of not less than the amount specified in Section P of the Summary, which insurance shall contain a “contractual liability’’ endorsement insuring performance of Tenant’s obligation to indemnify Landlord contained in ¶10.3: (ii) fire and property damage insurance in a “Causes of Loss—Special Form” (formerly known as “All Risk”) policy insuring Tenant’s trade fixtures, personal property, and Tenant’s Alterations for their full actual replacement cost; (iii) workers’ compensation insurance as required by statute and employee’s liability insurance in an amount of not less than $500,000 per occurrence; (iv) comprehensive automobile liability insurance with a combined single limit of at least $1,000,000 per occurrence for claims arising out of any owned, non-owned or hired automobiles; (v) adequate business interruption insurance to cover a period of not less than twelve (12) months and (vi) such other insurance and amounts of insurance as are either (1) required by any Lender, (2) reasonably required by Landlord, or (3) customarily carried by tenants of similar property in similar businesses.

B. Where applicable and required by Landlord, each policy of insurance required to be carried by Tenant pursuant to this ¶9.1: (i) shall name Landlord and such other parties in interest as Landlord reasonably designates as additional insured; (ii) shall be primary and not secondary or contributing; (iii) shall be in a form and carried with companies reasonably acceptable to Landlord; (iv) shall provide that such policy shall not be subject to cancellation, lapse or chance except after at least 30 days prior written notice to Landlord; (v) shall not have a “deductible” in excess of such amounts as are approved by Landlord; and (vi) shall contain a cross liability endorsement and a “severability” clause.

C. A copy of each paid-up policy evidencing the insurance required to be carried by Tenant pursuant to this ¶9.l (appropriately authenticated by the insurer) shall be delivered to Landlord prior to the time Tenant or any of its Agents enters the Premises and upon renewal of such policies, but not less than 5 days prior to the expiration of the term of such coverage. In lieu of delivering the policy, Tenant may substitute a certificate issued by the insurer in form and content satisfactory to Landlord in Landlord’s sole discretion. If Tenant fails to procure and maintain such insurance, Landlord may, but need not, procure and maintain the same, and Tenant shall pay Landlord as Additional Rent the cost thereof, including an amount sufficient to reimburse Landlord for all overhead and costs, and expenses arising from Landlord’s involvement with such insurance.

9.2 Landlord’s Insurance: Landlord shall maintain a policy or policies of fire and property damage insurance insuring Landlord (and such others as Landlord may designate) from physical damage to the Project in commercially reasonable amounts determined by Landlord from time to time, and if Landlord elects, a commercial general liability policy. Such insurance may be endorsed to cover loss caused by such additional perils against which Landlord reasonably requires, and shall contain reasonable “deductibles” which, in case of earthquake and flood insurance, may be up to such amount as is then commercially reasonable. Landlord shall not be required to cause such insurance to cover any of Tenant’s Alterations or trade fixtures.

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9.3 Release and Waiver of Subrogation: The parties hereto release each other, and their respective agents and employees, from any liability for injury to any person or damage to property that is caused by or results from any risk insured against under any valid and collectible insurance policy carried by either of the parties or required under this Lease which contains a waiver of subrogation by the insurer and is in force at the time of such injury or damage; subject to the following limitations: (i) the foregoing provision shall not apply to the commercial general liability insurance described by subparagraphs ¶9.1A; and (ii) Tenant shall not be released from any such liability to the extent any damages resulting from such injury or damage are not covered by the recovery obtained by Landlord from such insurance, but only if the insurance in question permits such partial release in connection with obtaining a waiver of subrogation from the insurer. Each party shall cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against the other party and its agents and employees.

ARTICLE 10

LIMITATION ON LANDLORD’S LIABILITY AND INDEMNITY

10.1 Limitation on Landlord’s Liability: Landlord shall not be liable to Tenant, nor shall Tenant be entitled to terminate this Lease or to any abatement of rent, for any injury to Tenant or Tenant’s Agents, damage to the property of Tenant or Tenant’s Agents, or loss to Tenant’s business resulting from any cause whatsoever. In no event shall Landlord be liable to Tenant for any damages by reason of loss of profits, business interruption or other consequential damages.

10.2 Limitation on Tenant’s Recourse: Tenant shall have recourse only to the interest of Landlord in the Project for the satisfaction of the obligations of Landlord and shall not have recourse to any other assets of Landlord or to the assets of any officers, directors, trustees, partners, joint venturers, members, managers, owners, stockholders, or other principals, employees or representatives of Landlord for the satisfaction of such obligations. The obligations of Landlord shall not constitute personal obligations of the owners, shareholders, officers, directors, trustees, partners, joint venturers, members, managers or other principals, employees or representatives of Landlord.

10.3 Indemnification of Landlord: Tenant shall hold harmless, indemnify and defend Landlord, and its employees, agents and contractors, with competent counsel reasonably satisfactory to Landlord, from all liability, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgments arising from or relating to (i) any cause or causes whatsoever occurring in or about or resulting from an occurrence in or about the Premises during the Lease Term, (ii) the negligence or willful misconduct of Tenant or Tenant’s Agents, wherever the same may occur, or (iii) an Event of Tenant’s Default. The provisions of this ¶10.3 shall survive the expiration or sooner termination of this Lease.

ARTICLE 11

DAMAGE TO PREMISES

11.1 Landlord’s Duty to Restore: If the Premises are damaged by any peril, Landlord shall restore the Premises unless the Lease is terminated by Landlord pursuant to ¶11.2. All insurance proceeds available from the fire and property damage insurance carried by Landlord pursuant to ¶9.2 shall be paid to and become the property of Landlord. Landlord’s obligation to restore shall be limited to the Premises and interior improvements constructed by Landlord as they existed as of the Commencement Date, excluding any Tenant’s Alterations, trade fixtures and/or personal property. Tenants shall forthwith replace or fully repair all Tenant’s Alterations and trade fixtures existing at the time of the damage.

11.2 Landlord’s Right to Terminate: Landlord shall have the right to terminate this Lease in the event any of the following occurs: (i) either the Project or the Building is damaged by an Insured Peril to such an extent that the estimated cost to restore exceeds 33% of the then actual replacement cost thereof; (ii) either the Project or the Building is damaged by an Uninsured Peril to such an extent that the estimated cost to restore exceeds 2% of the then actual replacement cost thereof; or (iii) the Premises are damaged by any peril within 12 months of the last day of the Lease Term. As used herein, “Insured Peril’’ shall mean a peril actually insured against for which the insurance proceeds actually received by Landlord are sufficient (except for any “deductible” amount specified by such insurance) to restore the Project under then-existing building codes to the condition existing immediately prior to the damage; and “Uninsured Peril” shall mean any peril which is not an Insured Peril. Not withstanding the foregoing, if the “deductible” for earthquake or flood insurance exceeds 2% of the replacement cost of the improvements insured, such peril shall be deemed an “Uninsured Peril”.

11 .3 Abatement of Rent: In the event of damage to the Premises which does not result in the termination of this Lease, the Base Monthly Rent and the Additional Rent shall be temporarily abated during the period of restoration in proportion to the degree to which Tenant’s use of the Premises is impaired by such damage, but only to the extent Landlord actually receives rental or business interruption proceeds. Tenant shall not be entitled to any compensation or damages from Landlord for the loss of Tenant’s business or property caused by such damage or restoration. Tenant hereby waives the provisions of California Civil Code Section 1932(2) and 1933(4) and the provisions of any similar law hereinafter enacted.

ARTICLE 12

CONDEMNATION

12.1 Landlord’s Termination Right: Landlord shall have the right to terminate this Lease if, as a result of a condemnation, all or any part of the Premises or Building is so taken, or more than 50% of the Common Area is so taken.

12.2 Tenant’s Termination Right: Tenant shall have the right to terminate this Lease if, as a result of any condemnation, 10% or more of the Premises is taken and the remaining part of the Premises cannot be restored within a reasonable period of time and thereby made reasonably suitable for the continued operation of the Tenant’s business.

12.3 Abatement of Rent: If any part of the Premises is taken by condemnation and this Lease is not terminated, Base Monthly Rent shall be reduced in the same proportion that the floor area of that part of the Premises so taken (less any addition thereto by reason of any reconstruction) bears to the original floor area of the Premises.

12.4 Division of Condemnation Award: Any award made as a result of any condemnation of the Premises or the Common Area shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

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ARTICLE 13

DEFAULT AMD REMEDIES

13.1 Events of Tenant’s Default: Tenant shall be in default of its obligations under this Lease if any of the following events occurs (an “Event of Tenant’s Default”):

A. Tenant shall have failed to pay Base Monthly Rent or Additional Rent when due, or

B. Tenant shall have failed to perform any term, covenant or condition of this Lease, other than those described in this ¶13.1, and Tenant shall have failed to cure such breach within 30 days after written notice from Landlord specifying the nature of such breach where such breach could reasonably be cured within said 30 day period, or if such breach could not reasonably be cured within said 30 day period, Tenant shall have failed to commence such cure within said 30 day period and thereafter continue with due diligence to prosecute such cure to completion within such time period as is reasonably needed; or

C. Tenant shall have sublet the Premises or assigned its interest in the Lease in violation of the provisions contained in Article 14; or

D. Tenant shall have abandoned the Premises or left the Premises substantially vacant;

E. (i) The making by Tenant of any general arrangements or assignments for the benefit of creditors; (ii) Tenant becomes a “debtor” as defined in 11 USC 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within 60 days): (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to tenant within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interests in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this ¶13.1E is contrary to any applicable law, such provision shall be of no force or effect; or

F. Tenant shall have failed to deliver documents required of it pursuant to ¶15.4 or ¶15.6 within the time periods specified therein.

13.2 Landlord’s Remedies: If an Event of Tenant’s Default occurs, Landlord shall have the following rights and remedies:

A. This Lease shall not terminate unless Landlord gives Tenant written notice of its election to terminate and no act by or on behalf of Landlord intended to mitigate the adverse effect of such breach shall constitute a termination of Tenant’s right to possession unless Landlord gives Tenant written notice of termination. Should Landlord not terminate this Lease by giving Tenant written notice, Landlord may enforce all of its rights and remedies under this Lease or available at law or in equity, including (i) the right to perform Tenant’s obligations and be reimbursed by Tenant for the cost thereof together with interest at the Agreed Interest Rate from the date any sum is paid by Landlord until Landlord is reimbursed by Tenant, and (ii) the remedy described in California Civil Code Section 1951.4 (Landlord may continue Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has right to sublet or assign, subject only to reasonable limitations).

B. Landlord may terminate this Lease, in which event Landlord shall be entitled, at Landlord’s election, to damages in an amount as set forth in California Civil Code Section 1951.2. For purposes of computing damages pursuant to California Civil Code Section 1951.2: (i) an interest rate equal to the Agreed Interest Rate shall be used where permitted, and (ii) the term “rent” includes Base Monthly Rent and Additional Rent. Such damages shall include: (i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of sward exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%); and (iv) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom.

C. The remedies set forth herein are not intended to be exclusive and shall be in addition to the rights and remedies granted to Landlord by Law or in equity. Nothing in this ¶13.2 shall limit Landlord’s right to indemnification from Tenant as provided in ¶7.2 and ¶10.3. Any notice given by Landlord in order to satisfy the requirements of ¶13.1A or ¶13.1B above shall also satisfy the notice requirements of California Code of Civil Procedure Section 1161 regarding unlawful detainer proceedings.

13.3 Waiver: Landlord’s consent to or approval of any set by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent similar act by Tenant. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any provision hereof shall not be deemed a waiver of or consent to any such breach unless such waiver is in writing and signed by Landlord. No delay or omission in the exercise of any right or remedy accruing to Landlord upon any breach by Tenant shall impair such rights or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or of any other provisions herein contained. Landlord’s act of cashing any check shall not under any circumstances constitute consent to any holdover, tenancy, or other matter requiring Landlord’s consent, nor a waiver of any rights of Landlord. nor shall Landlord be thereby estopped, nor shall Tenant obtain thereby any other rights, provided that within thirty (30) days of receipt, Landlord returns the funds to Tenant.

13.4 Waiver by Tenant of Certain Remedies: Tenant waives the provisions of Sections 1932(1), 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant’s right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease. Tenant hereby waives any right of redemption or relief from forfeiture under the laws of the State of California, or under any other present or future law, including the provisions of Sections 1174 and 1179 of the California Civil Code of Civil Procedure.

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ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1 Transfer By Tenant: The following provisions shall apply to any assignment, subletting or other transfer by Tenant or any subtenant or assignee or other successor in interest of the original Tenant (collectively referred to in this “¶14.1 as “Tenant”):

A. Tenant shall not do any of the following (collectively referred to herein as a “Transfer”), whether voluntarily, involuntarily or by operation of law, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed: (i) sublet all or any part of the Premises or allow it to be sublet, occupied or used by any person or entity other than Tenant or assign its interest in this Lease; or (ii) amend, terminate, or modify an assignment, sublease or other transfer that has been previously approved by Landlord. In no event shall Tenant mortgage or encumber the Lease (or otherwise use the Lease as a security device). Notwithstanding the foregoing, however, neither an assignment of the Premises to a transferee which is the resulting entity of a merger or consolidation of Tenant with another entity, nor an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant), shall be deemed a Transfer, provided that Tenant notifies Landlord in writing at least thirty days in advance of any such assignment or sublease, and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such Transfer or transferee, that the tangible net worth of such transferee is not less than Tenant’s net worth as of the date of this Lease, and that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. Any attempted Transfer without Landlord’s consent shall constitute an Event of Tenant’s Default and shall be voidable at Landlord’s option. No Transfer, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. Tenant shall reimburse Landlord for all reasonable costs, expert consultant’s fees, and attorneys’ fees in connection with the processing and/or documentation of a requested Transfer, whether or not Landlord’s consent is given.

B. At least 30 days before a proposed Transfer is to become effective, Tenant shall give Landlord written notice of the proposed terms of such Transfer and request Landlord’s approval, which notice shall include the name and legal composition of the proposed transferee, a current financial statement and financial statements of the transferee covering the preceding three years if the same exist, all of which statements prepared in accordance with generally accepted accounting principles, the nature of the proposed transferee’s business to be carried on in the Premises, and the form of Transfer agreement to be used. Tenant shall provide to Landlord such other information as may be reasonably requested by Landlord, and Tenant shall immediately notify Landlord of any material modification to the proposed terms of such Transfer.

C. If Landlord consents to a Transfer proposed by Tenant, Tenant may enter into such Transfer, and if Tenant does so, the following shall apply:

(1) Tenant shall not be released of its liability for the performance of all of its obligations under the Lease.

(2) If Tenant assigns its interest in this Lease, then Tenant shall pay to Landlord 50% of all Subrent (as defined in ¶14.1(C(4)) received by Tenant over and above (i) the assignee’s agreement to assume the obligations of Tenant under this Lease, and (ii) all Permitted Transfer Costs related to such assignment. In the case of assignment, the amount of Subrent owed to Landlord shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such Subrent is paid to Tenant by the assignee.

(3) If Tenant sublets any part of the Premises, then with respect to the space so subleased, Tenant shall pay to Landlord 50% of the positive difference, if any, between (i) all Subrent paid by the subtenant to Tenant, less (ii) the sum of all Base Monthly Rent and Additional Rent allocable to the space sublet and all Permitted Transfer Costs related to such sublease. Such amount shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such Subrent is paid to Tenant by its subtenant. In calculating Landlord’s share of any periodic payments, all Permitted transfer Costs shall be first recovered by Tenant.

(4) As used in this ¶14.1C, the term “Subrent” shall mean any consideration of any kind received, or to be received, by Tenant as a result of the Transfer, if such sums are related to Tenant’s interest in this Lease or in the Premises, including payments from or on behalf of the transferee (in excess of the book value thereof) for tenant’s assets, fixtures, leasehold improvements, inventory, accounts, goodwill, equipment, furniture, and general intangibles. As used in this ¶14.1C, the term “Permitted Transfer Costs” shall mean (i) all reasonable leasing commissions paid to third parties not affiliated with Tenant in order to obtain the Transfer in question, and (ii) all reasonable attorneys’ fees incurred by Tenant with respect to the Transfer in question.

D. In the event of a proposed assignment or subletting, Landlord shall also have the right by notice to Tenant, to terminate this Lease in the event of an assignment as to all of the Premises and, in the event of a sublease, as to the subleased portion of the Premises and to require that all or part, as the case may be, of the Premises be surrendered to Landlord for the balance of the Lease Term (collectively “Recapture the Lease”). Notwithstanding the previous sentence, if, before entering into a proposed assignment or sublease, Tenant gives written notice to Landlord of Tenant’s intention to sublease or assign, and Landlord does not within fifteen (15) business days after Landlord’s actual receipt of such written notice and all information requested by Landlord relating to such proposed assignment or subletting, inform Tenant that Landlord intends to Recapture the Lease, then Landlord may not Recapture the Lease by reason of such proposed assignment or subletting, provided that: (i) if Landlord consents to the proposed assignment or subletting, Tenant shall complete such assignment or sublease within one hundred twenty (120) days after the end of such fifteen (15) day period, and (ii) nothing contained in this Section 14.1D shall be deemed to waive any of Landlord’s rights to approve or disapprove a Transfer as provided in this Section 14.1.

ARTICLE 15

GENERAL PROVISIONS

15.1 Landlord’s Right to Enter: Landlord and its agents may enter the Premises at any reasonable time after giving reasonable telephonic notice to Tenant (and immediately in case of emergency) for any reasonable purpose including, without limitation, making repairs, showing the Premises to prospective purchasers, mortgagees or tenants and posting upon the Premises notices or ordinary “for lease” signs or “for sale” signs. Landlord shall have the right to use any and all means Landlord may deem necessary and proper to enter the Premises in an emergency. Any entry into the Premises obtained by Landlord in accordance with this ¶15.1 shall not be forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from the Premises.

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15.2 Surrender of the Premises: Upon the expiration or sooner termination of this Lease, Tenant shall vacate and surrender the Premises to Landlord in the same condition as existed at the Commencement Date, reasonable wear and tear excepted (provided such wear and tear could not have been avoided by use of best maintenance and repair practices and compliance with Tenant’s obligations under this Lease). Notwithstanding anything to the contrary contained herein, on or before the expiration of the Lease Term or any earlier termination of this Lease, Tenant shall, at Tenant’s sole cost and expense and in compliance with the National Electric Code and other applicable laws, remove all electronic, fiber, phone and data cabling and related equipment that has been installed by or for the exclusive benefit of Tenant in or around the Premises (collectively. the “Cabling”); provided, however, Tenant shall not remove the Cabling if Tenant receives a written notice from Landlord at least fifteen (15) days prior to the expiration of the Lease authorizing all or any portion of the Cabling to remain in place, in which event the Cabling or portion thereof authorized by Landlord remain at the Premises shall be surrendered with the Premises upon expiration or earlier termination of this Lease. If the Premises are not so surrendered at the termination of this Lease, Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Premises to the required condition, plus interest on all costs incurred at the Agreed Interest Rate. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises.

15.3 Holding Over: This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant after expiration of the Lease Term shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the Premises except as expressly provided in this Lease. Any holding over after such expiration with the written consent of Landlord shall be construed to be a tenancy from month to month on the same terms and conditions herein specified insofar as applicable (including all Additional Rent) except that Base Monthly Rent shall be increased to an amount equal to 150% of the Base Monthly Rent payable during the last full calendar month of the Lease Term. Holding over without Landlord’s written consent shall be only a tenancy at sufferance and terminable immediately upon written notice from Landlord to Tenant.

15.4 Subordination: This Lease is subject and subordinate to all Security Instruments now or hereafter encumbering the Premises. However, if any Lender so requires, this Lease shall become prior and superior to any such Security Instrument. Tenant shall upon request execute any document or instrument reasonably required by any Lender to make this Lease either superior or subordinate to a Security Instrument, which may include such other matters as the Lender reasonably requires in connection with such agreements. Tenant’s failure to execute any such document or instrument within 10 days after written demand therefor shall constitute an Event of Tenant’s Default.

15.5 Attornment; Transfer: Tenant shall attorn to any purchaser of the Premises at any foreclosure sale or private sale conducted pursuant to any Security Instrument encumbering the Premises, or to any grantee or transferee designated in any deed given in lieu of foreclosure. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project and Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer.

15.6 Estoppel Certificates: At all times during the Lease Term Tenant agrees to execute and deliver to Landlord within 10 days following delivery of Landlord’s request an estoppel certificate certifying such information about the Lease and such financial information of Tenant as may be reasonably requested by Landlord.

15.7 Notices: Any notice required or desired to be given regarding this Lease shall be in writing and may be given by personal delivery, by facsimile telecopy, or by mail. A notice shall be deemed to have been given (i) on the third business day after mailing if such notice was deposited in the United States mail, certified or registered, postage prepaid, addressed to the party to be served at its Address for Notices specified in Section Q or Section R of the Summary (as applicable), (ii) when delivered if given by personal delivery, and (iii) in all other cases when actually received at the party’s Address for Notices. Either party may change its address by giving notice of the same in accordance with this ¶15.7, provided, however, that any address to which notices may be sent must be a California address.

15.8 Attorneys’ Fees: If either Landlord or Tenant shall bring any action or legal proceeding for an alleged breach of any provision of this Lease, to recover rent, to terminate this Lease or otherwise to enforce, protect or establish any term or covenant of this Lease, the prevailing party shall be entitled to recover as a part of such action or proceeding, or in a separate action brought for that purpose, reasonable attorneys’ fees, court costs, and experts’ fees as may be fixed by the court.

15.9 Corporate Authority: If Tenant is a corporation or partnership or limited liability company, each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of such corporation or partnership or limited liability company and that this Lease is binding upon such corporation or partnership or limited liability company in accordance with its terms.

15.10 Miscellaneous: Time is of the essence of this Lease. This Lease shall, subject to the provisions regarding Transfer, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant. Landlord and Tenant agree that (i) the rentable area of the Premises is measured from the exterior faces of exterior walls to the centerline of interior partitions and includes any atriums, depressed loading docks, covered entrances or egresses, and covered loading areas, and (ii) all measurements of area contained in this Lease are conclusively agreed to be correct and binding upon the parties for all purposes hereunder, even if a subsequent measurement of any one of these areas determines that it is more or less than the amount of area reflected in this Lease. Any prevention. delay or stoppage due to inclement weather, inability to obtain labor or materials, governmental restrictions, fire or other acts of God, and other causes beyond the reasonable control of the party obligated to perform (except financial inability) shall excuse the performance, for a period equal to the period of any said prevention, delay or stoppage, of any obligation hereunder except the obligation of Tenant to pay rent or any other sums due hereunder. This Lease shall be construed and enforced in accordance with the laws of the State of California.

15.11 Entire Agreement: This Lease constitutes the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein. This Lease supercedes and cancels any and all previous negotiations, arrangements, brochures, and understandings, if any, between Landlord and Tenant. No modification to this Lease shall be effective unless in writing signed by the parties. This Lease shall not be legally binding until fully executed by Landlord and Tenant.

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15.12 Brokerage Commissions: Each party hereto (i) represents and warrants to the other that it has not had any dealings with any real estate brokers, leasing agents or salesmen, or incurred any obligations for the payment of real estate brokerage commissions or finder’s fees which would be earned or due and payable by reason of the execution of this Lease, other than to the Retained Real Estate Brokers described in Section T of the Summary, and (ii) agrees to indemnify, defend, and hold harmless the other party from any claim for any such commission or fees which result from the actions of the indemnifying party. Landlord shall be responsible for the payment of any commission owed to the Retained Real Estate Brokers if there is a separate written commission agreement between Landlord and the Retained Real Estate Brokers for the payment of a commission as a result of the execution of this Lease.

[SIGNATURES ON NEXT PAGE)

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease to be effective as of the Effective Date.

LANDLORD

HINES VAF NO CAL PROPERTIES, L.P., a Delaware limited partnership

By:	Hines VAF No Cal Properties GP LLC,
its general partner

	By:	Hines VAF No Cal Mezz, L.P.,
its sole member

		By:	Hines VAF No Cal Mezz GP LLC,
its general partner

			By:	Hines VAF Northern California, L.P.,
its sole member

				By:	Hines VAF Northern California GP LLC,
its general partner

					By:	/s/ James C. Buie
James C. Buie
Executive Vice President

TENANT:

SHOCKWAVE MEDICAL, INC. a Delaware corporation

By:	/s/ Daniel Hawkins
Name:	Daniel Hawkins
Title:	CEO

Dated:	8-16-12

By:
Name:
Title:

Dated:

EXHIBIT A

THE PROJECT

EXHIBIT B

TENANT IMPROVEMENTS

EXHIBIT C

INTENTIONALLY DELETED

EXHIBIT D

ACCEPTANCE AGREEMENT

To:

Re: Lease dated August 10, 2012 between HINES VAF NO CAL PROPERTIES, LP., a Delaware limited partnership (“Landlord”), and SHOCKWAVE MEDICAL, INC., Delaware corporation (“Tenant”), concerning Suite 416 of the building located at 48531 Warm Springs Boulevard, Fremont, California.

Gentlemen:

In accordance with the Lease (the “Lease’’), we wish to advise you and/or confirm as follows:

1. The Commencement Date occurred on                     , 2012 and the Lease Term shall expire on                     , 2015.

2. Base Monthly Rent commenced to accrue on                         , in the amount of             .

3. If the Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4. Your rent checks should be made payable to                                              at                             .

“Landlord”:

HINES VAF NO CAL PROPERTIES, L.P.,

a Delaware limited partnership

By:	Hines VAF No Cal Properties GP LLC,
its general partner

	By:	Hines VAF No Cal Mezz, L.P.,
its sole member

		By:	Hines VAF No Cal Mezz GP LLC,
its general partner

			By:	Hines VAF Northern California, L.P.,
its sole member

				By:	Hines VAF Northern California GP LLC,
its general partner

By:
James C. Buie
Executive Vice President

Agreed to and Accepted as of                     , 20        .

“Tenant”:

SHOCKWAVE MEDICAL, INC. a Delaware corporation

By:
Name:
Title:

EXHIBIT E

Sign Criteria

The criterion establishes the uniform policy for Tenant sign identification within the WARM SPRINGS BUSINESS CENTER, Fremont, California. The criterion has been established for the purpose of maintaining the overall appearance of the Business Park. Conformance will be strictly enforced. Any sign installed that does not conform to the Sign Criteria will be brought into conformity or removed at the expense of the Tenant.

A. General Requirements

1. Upon execution of the Lease, Tenant shall contact the Management Company for the lettering and installation of the sign. All signage is subject to the prior approval of the Landlord.

2. Tenant shall be allowed only building standard signage. No advertising placards, merchandise, banners, pennants, names, insignia, trademarks, or their descriptive material shall be affixed or maintained in a fashion to be displayed to the exterior of the suite, on the glass panes or in the windows of the building. No alarm company stickers larger than 3.5” x 2.5” will be allowed.

3. Tenant shall be limited to one building mounted business identification sign. Tenant leasing more than {1) unit must install a minimum of one sign. All tenants are required to install at least the standard vinyl window signage at the main entrance of their premises.

4. Under this Lease, Tenant shall be solely responsible for the cost of lettering and installation for all sign(s). The sign blank shall remain the property of the Landlord.

5. Landlord shall direct placement of all Tenant signs and methods of attachment to the building. All signs shall be placed in the sign area provided.

6. Maintenance of the building mounted signs is the responsibility of the Tenant.

ACKNOWLEDGMENT

THE UNDERSIGNED HEREBY ACKNOWLEDGES THAT IT (Mark One):

Does not use any hazardous materials other than minor amounts of reproduction and janitorial chemicals consistent with routine office uses. (no need to fill out the attached Hazardous Materials Questionnaire.)

Does not use hazardous materials in a manner or in a quantity requiring the preparation of a hazardous material management plan or any other documents under California Health and Safety Code Section 25503.5 (Please fill out the attached Hazardous Materials Questionnaire.)

Uses only those chemicals identified in the attached questionnaire in accordance with the provisions of the attached hazardous material management plan, which has been approved by the Fire Department of the City of and is in full force and effect.
Please fill out the attached Hazardous Materials Questionnaire and attach copy of your Hazardous Materials Management Plan.)

THE UNDERSIGNED FURTHER ACKNOWLEDGES THAT IT HAS COMPLIED IN ALL RESPECTS TO THE PROVISIONS OF THE LOCAL, STATE AND FEDERAL LAW AND THE HAZARDOUS MATERIALS MANAGEMENT PLAN ATTACHED HERETO IN CONNECTION WITH ITS STORAGE, USE AND DISPOSAL OF HAZARDOUS MATERIALS AND THAT IT HAS DISPOSED OF HAZARDOUS MATERIALS ONLY BY (1) DISCHARGE TO APPROPRIATELY TREATED WASTE TO A PUBLICLY OWNED TREATMENT WORK IN ACCORDANCE WITH A VALID AND ENFORECEABLE WASTE DISCHARGE PERMIT AND (2) DELIVERY OF HAZARDOUS WASTES TO A PROPERLY LICENSED WASTE DISPOSAL AGENT.

IN WITNESS WHEREOF, the undersigned, an authorized officer of the aforementioned company has executed this acknowledgment as of the date written below.

(Company Name)

a

By:

(Print Name and Title)

EXHIBIT F

HAZARDOUS SUBSTANCES SURVEY FORM

The purpose of this form is to obtain information regarding the use of Hazardous Substances on the Premises. Prospective lessees should answer the questions in light of their proposed operations on the Premises. Existing lessees should answer the questions as they relate to ongoing operations on the Premises and should update any information previously submitted. If additional space is needed to answer the questions, you may attach separate sheets of paper to this form.

Your cooperation in this matter is appreciated. Any questions should be directed to, and when completed, the form should be mailed to:

1.	GENERAL INFORMATION

Company Name:

Check Applicable Status: Prospective Lessee: ___________________ Current Lessee:

Mailing Address:

Contact Person & Title:

Phone #: ( )

Address of Premises:

Describe the proposed operations to take place on the Premises, including principal products manufactured or services to be conducted. Existing lessees should describe any proposed changes to ongoing operations.

2.	STORAGE OF HAZARDOUS SUBSTANCES

2.1	Will any Hazardous Substances be used or stored on the Premises?

Wastes	Yes ___________	No _____________
Chemical Products	Yes ___________	No _____________

Attach the list of any Hazardous Substances to be used or stored, the quantities that will be on site at any given time, and the location and method of storage.

3.	STORAGE TANKS & SUMPS

3.1	Is any above or belowground storage of gasoline, diesel, or other Hazardous Substances in tanks or sumps proposed or currently conducted on the Premises?

Yes ____________ No _____________

If yes, describe the materials to be stored, and the type, size and construction of the sump or tank. Attach copies of any permits obtained for the storage of such substances.

3.2	Have any of the tanks or sumps been inspected or tested for leakage?

Yes ____________ No _____________

If so, attach results.

3.3	Have any spills or leaks occurred from such tanks or sumps?

Yes ____________ No _____________

If so, describe. If so, describe.

3.4	Were any regulatory agencies notified of the spill or leak?

Yes ____________ No _____________

If so, attach copies of any spill reports filed, any clearance letters or other correspondence from regulatory agencies relating to the spill or leak.

3.5	Have any underground storage tanks or sumps been taken out of service or been removed?

Yes ____________ No _____________

If yes, attach copies of any closure permits and clearance obtained from regulatory agencies relating to closure and removal of such tanks.

4.	SPILLS

4.1	During the past year, have any spills occurred on the Premises?

Yes ____________ No _____________

If so, please describe the spill and attach the results of any testing conducted to determine the extent of such spills.

4.2	Were any agencies notified In connection with such spills?

Yes ____________ No _____________

If so, attach copies of any spill reports or other correspondence with regulatory agencies.

4.3	Were any cleanup actions undertaken in connection with the spill?

Yes ____________ No _____________

If so, briefly describe the actions taken. Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or ground water sampling done upon completion of the cleanup work.

5.	WASTE MANAGEMENT

5.1	Has your company been issued an EPA Hazardous Waste Generator I.D. Number?

Yes ____________ No _____________

5.2	Has your company filed a biennial report as a hazardous waste generator?

Yes ____________ No _____________

If so, attach a copy of the most recent report files.

5.3	Attach a list of the Hazardous Substances, if any, generated or to be generated at the Premises, its hazard class and the quality generated on a monthly basis.

5.4	Describe the method(s} of disposal for each substance. Indicate where and how often disposal will take place.

5.5	Indicate the name of the person(s) responsible for maintaining copies of hazardous manifests completed for off-site shipments of Hazardous Substances.

5.6	Is any treatment or processing of Hazardous Substances currently conducted or proposed to be conducted at the Premises:

Yes No

If yes, please describe any existing or proposed treatment methods.

5.7	Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations on the Premises.

6.	WATER TREATMENT / DISCHARGE

6.1	Do you discharge waste water to:

storm drain? sewer?

surface water: no industrial discharge.

6.2	Is your wastewater treated before discharge?

Yes No

If yes, describe the type of treatment conducted.

Attach copies of any wastewater discharge permits issued to your company with respect to its operations on the Premises.

7.	AIR DISCHARGES

7.1	Do you have any filtration systems or stacks that discharge into the air?

Yes No

7.2	Do you operate any of the following types of equipment, or any other equipment requiring an air emissions permit?

Spray booth

Dip tank

Drying oven

Incinerator

Other

No Equipment Requiring Air Permits

7.3	Are air emissions from your operation monitored?

Yes No

If so, indicate the frequency of monitoring and a description of the monitoring results.

7.4	Attach copies of any air emissions permits pertaining to your operations on the Premises.

8.	HAZARDOUS SUBSTANCES DISCLOSURES

8.1	Does your company handle Hazardous Substances in a quantity equal to or exceeding an aggregate of 500 pound, 5 gallons, or 200 cubic feet?

Yes ____________ No _____________

8.2	Has your company prepared a Hazardous Substances management plan (“Business Plan”) pursuant to the Fire Department requirements for the County in which the Premises is located?

Yes ____________ No _____________

8.3	Are any of the chemicals used in your operation regulated under Proposition 65?

Yes ____________ No _____________

If so, describe the actions taken, or proposed actions to be taken, to comply with the proposition.

8.4	Describe the procedure followed to comply with OSHA Hazard Communication Standard requirements.

9.	ENFORCEMENT ACTIONS, COMPLAINTS

9.1	Has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees?

Yes ____________ No _____________

If so, describe the actions and any continuing compliance obligations Imposed as a result of these actions.

9.2	Has your company ever received requests for information, notice or demand letters, or any other inquiries regarding its operation?

Yes ____________ No _____________

9.3	Have there ever been, or are there now pending, any lawsuits against the company regarding any environmental or health and safety concerns?

Yes ____________ No _____________

9.4	Has an environmental audit ever been conducted at your company’s current facility?

Yes ____________ No _____________

9.5	Have there been any problems or complaints from neighbors at the company’s current facility?

Yes ____________ No _____________

Company

By:

Title:

Date:

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE dated August 30, 2013 (this “First Amendment”) is entered into by and between HINES VAF NO CAL PROPERTIES, L.P., a Delaware limited partnership (“Landlord”), and SHOCKWAVE MEDICAL, INC., a Delaware corporation (“Tenant”), with reference to the following:

RECITALS

WHEREAS, Landlord and Tenant entered into that certain Lease dated August 10, 2012 (the “Lease”), whereby Tenant leases certain premises (the “Original Premises”) consisting of approximately 2,527 rentable square feet of rentable area commonly known as Suite 416 of that certain building located at 48531 Warm Springs Boulevard, Fremont, California (the “48531 Building”). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Lease; and

WHEREAS, Landlord and Tenant desire by this First Amendment to amend the Lease in order to, among other things, (a) expand the Original Premises leased by Tenant under the Lease to include approximately 6,703 rentable square feet of rentable area commonly known as Suites 107 and 108 (collectively, the “Additional Premises”) located in that certain building located at 48501 Warm Springs Boulevard, Fremont, California (the “48501 Building”); (b) extend the Lease Term for a forty (40) month period ending on January 31, 2017; (c) provide for the rent to be paid by Tenant for the Expanded Premises during the Expanded Premises Term (as such terms are hereinafter defined); and (d) further amend, modify and supplement the Lease as set forth herein.

NOW, THEREFORE, in consideration of the Expanded Premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Recitals. The Recitals set forth above are incorporated herein as though set forth in full herein.

2. Expansion of the Premises, Effective as of October 1, 2013 (the “Expansion Commencement Date”), the Original Premises shall be expanded to include the Additional Premises, as shown on Exhibit A and incorporated herein by this reference. Therefore, the Lease is hereby amended such that, from and after the Expansion Commencement Date, all references in the Lease to the “Premises” shall mean and refer to the entirety of the space in the Original Premises and the Additional Premises, which is approximately nine thousand two hundred thirty (9,230) rentable square feet of rentable area (the entirety of such space is referred to herein as the “Expanded Premises”). Notwithstanding anything to the contrary contained herein, Landlord shall not be obligated to deliver possession of the Additional Premises to Tenant until Tenant has provided to Landlord evidence of liability and property insurance coverage covering the Additional Premises pursuant to Section 9.1 of the Lease, the advance rent pursuant to Section 6 of this First Amendment and the increased Security Deposit pursuant to Section 9 of this First Amendment.

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3. Extension of Term. Landlord and Tenant acknowledge that the Lease Term expires according to its terms on August 31, 2015. Notwithstanding anything to the contrary contained in the Lease, Landlord and Tenant agree that the term of the Lease shall be extended such that the Lease shall terminate on January 31, 2017 (the “New Expiration Date”), unless sooner terminated in accordance with the terms of the Lease. The period from the Expansion Commencement Date through the New Expiration Date shall be referred to herein as the “Expanded Premises Term.”

4. Base Monthly Rent for the Expanded Premises.

(a) Original Premises. Notwithstanding anything in the Lease to the contrary and in addition to paying all Additional Rent due under the Lease, Tenant shall pay Base Monthly Rent for the Original Premises during the Expanded Premises Term according to the following schedule:

Period	Base Monthly Rent
October 1, 2013 – August 31, 2014	$3,411.45
September 1, 2014 – August 31, 2015	$3,537.80
September 1, 2015 – January 31, 2016	$2,863.09
February 1, 2016 – January 31, 2017	$2,948.98

(b) Additional Premises. Notwithstanding anything in the Lease to the contrary and in addition to paying all Additional Rent due under the Lease, Tenant shall pay Base Monthly Rent for the Additional Premises during the Expanded Premises Term according to the following schedule:

Period	Base Monthly Rent
October 1, 2013 – January 31, 2014	$0.00
February 1, 2014 – January 31, 2015	$7,373.30
February 1, 2015 – January 31, 2016	$7,594.50
February 1, 2016 – January 31, 2017	$7,822.33

5. Tenant’s Share for the Expanded Premises. Effective as of the Expansion Commencement Date, Tenant’s Share set forth in Section G of the Summary shall be adjusted to 6.3% to reflect the Expanded Premises. Except as modified by this Section 5, Tenant shall pay Tenant’s Share of the Excess Expenses in accordance with Article 8 of the Lease.

6. Advance Rent. Concurrently with the execution of this First Amendment, Tenant shall deliver to Landlord a check in the amount of $7,373.30 which constitutes the first installment of Base Monthly Rent for the Additional Premises after the Expansion Commencement Date.

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7. Condition of the Premises; Improvement Allowance. Except as expressly provided in this Section 7, Tenant hereby agrees that the Additional Premises shall be taken “as is”, “with all faults”, “without any representations or warranties.” Tenant hereby acknowledges that it has had an opportunity to investigate and inspect the condition of the Additional Premises and the suitability of same for Tenant’s purposes, and Tenant does hereby waive and disclaim any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of the condition of the Additional Premises, the 48501 Building, the 48531 Building or the Project or the suitability of same for Tenant’s purposes. Except as expressly provided in the Lease or this First Amendment, Tenant acknowledges that neither Landlord nor any agent nor any employee of Landlord has made any representations or warranty with respect to the Additional Premises, the Original Premises, the 48501 Building, the 48531 Building or the Project or with respect to the suitability of either for the conduct of Tenant’s business and Tenant expressly warrants and represents that Tenant has relied solely on its own investigation and inspection of the Additional Premises, the 48501 Building, the 48531 Building and the Project in its decision to enter into this First Amendment and let the Additional Premises in an “as is” condition. No promise of Landlord to alter, remodel, repair, or improve the Additional Premises, the Original Premises, the 48501 Building, the 48531 Building, or the Project, and no representation, express or implied, respecting any matter or thing relating to the Additional Premises, Original Premises, the 48501 Building, the 48531 Building, Project, or this First Amendment (including, without limitation, the condition of the Additional Premises, the Original Premises, the 48501 Building, the 48531 Building, or the Project) has been made to Tenant by Landlord or its broker or sales agent other than as may be contained herein or in the Lease.

Notwithstanding the foregoing, Landlord shall, at Landlord’s sole cost and expense using Building standard materials, repair or replace the hot water system in the kitchen of the Original Premises (“Landlord’s Work”) within ninety (90) days of the mutual execution and delivery of this First Amendment, except to the extent of any delays caused by Tenant or force majeure. Tenant hereby acknowledges that Landlord will be performing Landlord’s Work during the term of the Lease and Landlord’s performance of such work shall not be deemed a constructive eviction of Tenant, nor shall Tenant be entitled to any abatement of rent in connection therewith.

The Additional Premises shall be delivered to Tenant on the date possession of the Additional Premises is delivered to Tenant under Section 8 of this First Amendment (the “Delivery Date”) with (a) the building systems serving the Additional Premises, including the heating, ventilation and air-conditioning, lighting (the “, electrical, plumbing, roof (the “Roof System”), water and gas systems, other than those constructed or modified by Tenant, in good working order on the Delivery Date, and (b) the HVAC System and Roof System in good working order for the period commencing on the Delivery Date and ending one hundred eighty (180) days after the Delivery Date (the “Warranty Period”), except to the extent such failure in the HVAC System or the Roof System to be in good working order is caused by Tenant’s use or alterations to the Additional Premises. If a non-compliance with said warranties exist as of the Delivery Date or the expiration of the Warranty Period, as applicable, Landlord shall, except as otherwise provided in this First Amendment or the Lease, promptly after receipt of written notice from Tenant setting forth with specificity the nature and extent of such non-compliance, commence to rectify same at Landlord’s expense. If Tenant does not give Landlord written notice of a non-compliance with respect to the warranty made in subparagraph (a) above within thirty (30) days of the Delivery Date, or with respect to the warranty made in subparagraph (b) above on or before the expiration of the Warranty Period, correction of that non-compliance shall be the obligation of Tenant at Tenant’s sole cost and expense, except as otherwise provided in the Lease.

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In addition, Landlord shall provide to Tenant an improvement allowance to pay Tenant’s costs and expenses (“Improvement Costs”) incurred by Tenant in performing certain improvements to the Additional Premises up to an aggregate maximum amount of Six and No/100 Dollars ($6.00) per rentable square foot of the Additional Premises (the “Allowance”). Landlord shall pay portions of the Allowance to Tenant from time to time, but not more often than once a month, upon Landlord’s receipt of invoices therefor and unconditional mechanics lien waivers for all work evidenced by the current month’s invoices. Prior to the commencement of any improvement work, Tenant shall submit detailed construction plans for Landlord’s approval. Landlord shall be paid a construction management fee (the “Construction Management Fee”) equal to one and one-half percent (1.5%) of the Improvement Costs, not to exceed $1,500.00. The Construction Management Fee shall be included in the Improvement Costs and Landlord shall deduct the Construction Management Fee from the Allowance. Such improvement work shall be subject to all of the applicable terms and provisions of the Lease, including, without limitation, all of the requirements for Tenant’s Alterations set forth in Article 5 of the Lease. Concurrently with Tenant’s request for consent to such improvements, Tenant may request in writing that Landlord determine whether such improvements will be required to be so removed and if Landlord does not require such removal when consent is given, Tenant shall not be obligated to remove such improvements at the expiration or earlier termination of the Lease. Tenant will be responsible for paying all Improvement Costs in excess of the Allowance. In no event shall Landlord be obligated to make disbursements pursuant to this First Amendment in a total amount which exceeds the Allowance. In the event that the actual Improvement Costs are less than the Allowance, Tenant shall not be entitled to any credit against rent for any unused portion of the Allowance. If Tenant has not requested payment of any portion of the Allowance by the first anniversary of the date of this First Amendment, then Tenant shall not be entitled to any further payments of, and shall not have any further right to, such portion of the Allowance. All improvements for which the Allowance has been made available shall be deemed Landlord’s property under the terms of the Lease. Except as specifically set forth in this First Amendment, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises.

8. Early Occupancy. Tenant shall be entitled to early occupancy of the Additional Premises on September 1, 2013 and continuing until the Expansion Commencement Date (the “Early Occupancy Period”); provided, however, that Tenant complies with all of the terms and conditions of the Lease, as amended by this First Amendment, other than any covenant to pay Base Monthly Rent and Tenant’s Share of the Excess Expenses with respect to the Additional Premises during the Early Occupancy Period. Notwithstanding the foregoing, Tenant shall not be entitled to early occupancy or possession of the Additional Premises until Tenant has delivered the advance rent as required under Section 6 above, the increased Security Deposit as required under Section 9 below and evidence of insurance coverage covering the Additional Premises pursuant to Section 9.1 of the Lease.

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9. Security Deposit. Concurrently with the execution of this First Amendment, Tenant shall pay to Landlord the amount of Seven Thousand Two Hundred Thirty Three and 51/100 Dollars ($7,233.51) to increase the Security Deposit under the Lease. The Lease is hereby amended by replacing all references to the amount of the Security Deposit with the amount of Ten Thousand Seven Hundred Seventy-One and 31/100 Dollars ($10,771.31), the increased amount of the Security Deposit.

10. Parking. Effective as of the Expansion Commencement Date and continuing throughout the Term, Tenant shall have the right to use an additional twenty-three (23) non-exclusive and non-designated parking stalls in the Project’s parking facility in connection with Tenant’s lease of the Additional Premises in accordance with the terms of Section 4.4 of the Lease. These parking spaces are in addition to the parking spaces which the Tenant is entitled to use in connection with the Original Premises.

11. Option to Extend Lease Term. Tenant shall have one (1) option (the “Option”) to extend the term of the Lease for a period of two (2) years (the “Option Term”), which Option shall be exercisable by written notice delivered by Tenant to Landlord as provided in subsection (a) below, provided that Tenant has not committed an Event of Tenant’s Default under the Lease at any time prior to the date of delivery of such notice. The Option is personal to the originally named Tenant in the Lease (the “Original Tenant’) and shall be exercisable by Original Tenant only if Original Tenant is in possession of one hundred percent (100%) of the Premises.

(a) Exercise of Option. The Option may be exercised by Tenant, if at all, by delivering written notice (the “Option Notice”) to Landlord not more than twelve (12) months nor less than nine (9) months prior to the expiration of the Expanded Premises Term stating that Tenant is exercising the Option. Landlord, after receipt of Tenant’s notice, shall deliver notice (the “Option Rent Notice”) to Tenant within thirty (30) days of Landlord’s receipt of the Option Notice setting forth the “Option Rent,” as that term is defined in subsection (b) below, which shall be applicable to the Lease during the Option Term. On or before the date ten (10) business days after Tenant’s receipt of the Option Rent Notice, Tenant may, at its option, object to the Option Rent contained in the Option Rent Notice by delivering written notice thereof to Landlord, in which case the parties shall follow the procedure, and the Option Rent shall be determined, as set forth in subsection (c) below. If Tenant does not so object within such ten (10) business day period, the Option Rent applicable during the Option Term shall be the amount set forth in the Option Rent Notice.

(b) Option Rent. The Base Monthly Rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to the prevailing annual market rental value for comparable space located in the vicinity of the Project (including additional rent and considering any “base year” or “expense stop” applicable thereto), including all escalations, at which tenants, as of the commencement of the Option Term, are leasing non-sublease, non-renewal, non-encumbered, non-equity space in comparable buildings for a comparable term.

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(c) Determination of Option Rent. The Option Rent Notice shall contain Landlord’s good faith estimate of the Option Rent for the Premises for the Option Term. If Tenant timely and appropriately objects to Landlord’s determination of the Option Rent, then Tenant shall have the right to submit the issue of Landlord’s reasonableness (but not the prevailing annual market rental value) for neutral binding arbitration (and not by court action) to the American Arbitration Association in accordance with the rules of such Association then in effect. Tenant shall exercise such right of arbitration by delivering written notice of such election within thirty (30) days after receipt of the Option Rent Notice. If the arbitrators shall decide that Landlord’s determination of the prevailing annual market rental value was reasonable, then the Option Rent shall be the amount previously determined by Landlord. If the arbitrators shall determine that Landlord acted unreasonably, then Landlord shall redetermine the Option Rent in its sole but reasonable discretion, provided that Tenant shall again have the right to challenge Landlord’s reasonableness in the manner set forth above. In no event shall the arbitrators be permitted to determine rental value under the Lease. The decision of the arbitrators shall be binding upon both parties. Each party shall share equally the cost of the arbitration process.

12. Utility Bills. Upon Landlord’s request, Tenant shall deliver to Landlord copies of all bills for separately metered utilities supplied to the Premises for the past twelve (12) month period within ten (10) business days of Landlord’s request. Tenant shall provide all necessary authorizations for Landlord to obtain any bills relating to utility usage at the Premises from the utility provider, including delivering a signed and completed original of the authorization form attached as Exhibit B to this First Amendment to Landlord concurrently with Tenant’s execution and delivery of this First Amendment to Landlord. If Landlord is unable to obtain the information from the utility provider, Tenant shall provide copies of all utility bills relating to the Premises received after the date of this First Amendment within ten (10) days of receipt.

13. Estoppel. Tenant hereby certifies and acknowledges, that as of the date hereof (a) to the current actual knowledge of Tenant, Landlord is not in default in any respect under the Lease, (b) Tenant does not have any defenses to its obligations under the Lease, (e) Landlord is holding a Security Deposit in the amount of $3,537.80 under the Lease (subject to increase as provided in Section 9 above), and (d) there are no offsets against rent payable under the Lease. Tenant acknowledges and agrees that: (i) the representations herein set forth constitute a material consideration to Landlord in entering into this First Amendment; (ii) such representations are being made by Tenant for purposes of inducing Landlord to enter into this First Amendment; and (iii) Landlord is relying on such representations in entering into this First Amendment.

14. Brokers. Tenant hereby represents and warrants to Landlord that Tenant has not entered into any agreement or taken any other action which might result in any obligation on the part of Landlord to pay any brokerage commission, finder’s fee or other compensation with respect to this First Amendment, other than to CBRE, and Tenant agrees to indemnify and hold Landlord harmless from and against any losses, damages, costs or expenses (including without limitation, attorneys’ fees) incurred by Landlord by reason of any breach or inaccuracy of such representation or warranty.

15. Inspection by a CASD in Accordance with Civil Code 1938. To Landlord’s actual knowledge, the Additional Premises have not undergone inspection by a Certified Access Specialist (CASp). The foregoing verification is included in this First Amendment solely for the purpose of complying with California Civil Code Section 1938 and shall not in any manner affect Landlord’s and Tenant’s respective responsibilities for compliance with construction-related accessibility standards as provided under this Lease.

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16. Landlord’s Limitation of Liability. It is expressly understood and agreed that notwithstanding anything in the Lease (as hereby amended) to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord under the Lease, as hereby amended, (including any successor Landlord) and any recourse by Tenant against Landlord shall be limited solely and exclusively to the interest of Landlord in and to the Project (including all rents, issues, profits and proceeds therefrom), and neither Landlord, nor any of its constituent partners or members, shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. Under no circumstances shall Landlord be liable for injury to Tenant’s business or for any loss of income or profit therefrom.

17. Ratification. Except as otherwise specifically herein amended, the Lease is and shall remain in full force and effect according to the terms thereof. In the event of any conflict between the Lease and this First Amendment, this First Amendment shall control.

18. Attorneys’ Fees. Should either party institute any action or proceeding to enforce or interpret this First Amendment or any provision thereof, for damages by reason of any alleged breach of this First Amendment or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all cost and expenses, including actual attorneys’ and other fees, reasonably incurred in good faith by the prevailing party in connection with such action or proceeding. The term “attorneys’ and other fees” shall mean and include attorneys’ fees, accountants’ fees, and any and all consultants’ and other similar fees incurred in connection with the action or proceeding and preparations therefore. The term “action or proceeding” shall mean and include actions, proceedings, suits, arbitrations, appeals and other similar proceedings.

19. Submission. Submission of this First Amendment by Landlord to Tenant for examination and/or execution shall not in any manner bind Landlord and no obligations on Landlord shall arise under this First Amendment unless and until this First Amendment is fully signed and delivered by Landlord and Tenant; provided, however, the execution and delivery by Tenant of this First Amendment to Landlord shall constitute an irrevocable offer by Tenant of the terms and conditions herein contained, which offer may not be revoked for thirty (30) days after such delivery.

20. Counterparts. This First Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

[SIGNATURES ON NEXT PAGE]

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IN WITNESS WHEREOF, this First Amendment has been executed by the parties as of the date first referenced above.

“Landlord”

HINES VAF NO CAL PROPERTIES, L.P., a Delaware limited partnership

By:	Hines VAF No Cal Properties GP LLC, its general partner

	By:	Hines VAF No Cal Mezz, L.P., its sole member

		By:	Hines VAF No Cal Mezz GP LLC, its general partner

			By:	Hines VAF Northern California, L.P., its sole member

				By:	Hines VAF Northern California GP LLC, its general partner

					By:	/s/ James C. Buie
					Name:	James C. Buie
					Title:	Executive Vice President

“Tenant”

SHOCKWAVE MEDICAL, INC., a Delaware corporation

By:	/s/ Daniel Hawkins
Name:	Daniel Hawkins
Title:	CEO

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EXHIBIT A

ADDITIONAL PREMISES

1

EXHIBIT B

UTILITY PROVIDER AUTHORIZATION

[attached]

Pacific Gas and Electric Company®

AUTHORIZATION TO RECEIVE CUSTOMER INFORMATION OR ACT UPON A CUSTOMER'S BEHALF

THIS IS A LEGALLY BINDING CONTRACT. PLEASE READ CAREFULLY
(Please Print or Type)

I, ______________________________ ______________________________
NAME TITLE (IF APPLICABLE)

of ______________________________ (Customer) have the following mailing address
NAME OF CUSTOMER OF RECORD

______________________________, and do hereby appoint
MAILING ADDRESS CITY STATE ZIP

______________________________ of ______________________________
NAME OF THIRD PARTY MAILING ADDRESS

____
CITY STATE ZIP

To act as my agent and consultant (Agent) for the listed account(s) and in the categories indicated below:

ACCOUNTS INCLUDED IN THIS AUTHORIZATION:

1. ______________________________ ______________________________
SERVICE ADDRESS CITY SERVICE ACCOUNT NUMBER

2. ______________________________ ______________________________
SERVICE ADDRESS CITY SERVICE ACCOUNT NUMBER

3. ______________________________ ______________________________
SERVICE ADDRESS CITY SERVICE ACCOUNT NUMBER

(For more than three accounts, please list additional accounts on a separate sheet and attach it to this form)

INFORMATION, ACTS AND FUNCTIONS AUTHORIZED – This authorization provides authority to the Agent. The Agent must thereafter provide specific written instructions/requests (e-mail is acceptable) about the particular account(s) before any information is released or action is taken. In certain instances, the requested act or function may result in cost to you, the customer. Requests for information may be limited to the most recent 12 month period.

I (Customer) authorize my Agent to act on my behalf to perform the following specific acts and functions (initial all applicable boxes):

☐ 1. Request and receive billing records, billing history and all meter usage data used for bill calculation for all of my account(s), as specified herein, regarding utility services furnished by the Utility[1].

☐ 2. Request and receive copies of correspondence in connection with my account(s) concerning (initial all that apply):

- ☐ a. Verification of rate, date of rate change, and related information;
- ☐ b. Contracts and Service Agreements;
- ☐ c. Previous or proposed issuance of adjustments/credits; or
- ☐ d. Other previously issued or unresolved/disputed billing adjustments.

☐ 3. Request investigation of my utility bill(s).

☐ 4. Request special metering, and the right to access interval usage and other metering data on my account(s).

☐ 5. Request rate analysis.

☐ 6. Request rate changes.

☐ 7. Request and receive verification of balances on my account(s) and discontinuance notices.

1 The Utility will provide standard customer information without charge up to two times in a 12-month period per service account. After two requests in a year, I understand I may be responsible for charges that may be incurred to process this request.

Page 1 of 2
Form 79-1095
Advice 2821-G-A/3015-E-A
April 2007

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Amendment”) is made and entered into as of October 3, 2014, by and between GATEWAY WARM SPRINGS, LLC, a Delaware limited liability company (“Landlord”), and SHOCKWAVE MEDICAL, INC., a Delaware corporation (“Tenant”).

RECITALS

A.

Landlord (as successor in interest to Hines VAF No Cal Properties, L.P., a Delaware limited partnership) and Tenant are parties to that certain lease dated August 10, 2012 (the “Original Lease”), which Original Lease has been previously amended by that certain First Amendment to Lease (the “First Amendment”) dated August 30, 2013 (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 9,230 rentable square feet (the “Original Premises”), consisting of: (i) approximately 2,527 rentable square feet described as Suite 416 in the building located at 48531 Warm Springs Boulevard, Fremont, California (“the 48531 Building”); and (ii) approximately 6,703 rentable square feet described as Suite 107 and Suite 108 (“Suite 108”) in the building located at 48501 Warm Springs Boulevard, Fremont, California (the “48501 Building”). The 48531 Building and the 48501 Building are located in the project commonly known as Warm Springs Business Center (the “Project”).

B.

Tenant desires to surrender a portion of the Original Premises to Landlord containing approximately 2,527 rentable square feet described as Suite 416 of the 48531 Building as shown on Exhibit A hereto (the “Reduction Space”) (the Original Premises, less the Reduction Space, is referred to herein as the “Remaining Premises”) and that the Lease be appropriately amended, and Landlord is willing to accept such surrender on the following terms and conditions.

C.

Tenant has requested that additional space containing approximately 6,602 rentable square feet described as Suite 106, Suite 109 and Suite 110 of the 48501 Building shown on Exhibit B hereto (collectively, the “Second Expansion Space”) be added to the Original Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Expansion and Second Expansion Effective Date.

1.1

Effective as of November 1, 2014 (the “Second Expansion Effective Date”), the Premises, as defined in the Lease, is increased from approximately 9,230 rentable square feet to approximately 13,810 rentable square feet by the addition of the Second Expansion Space, and from and after the Second Expansion Effective Date, Second Expansion Space shall be deemed part of the Premises, as defined in the Lease, and as used herein. The Lease Term for the Second Expansion Space shall commence on the Second Expansion Effective Date and end on January 31, 2017 (the “Expiration Date”) unless sooner terminated in accordance with the terms of the Lease, as amended hereby. The Second Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Original Premises unless such concessions are expressly provided for herein with respect to the Second Expansion Space.

1.2

The Second Expansion Effective Date shall be delayed to the extent that Landlord fails to deliver possession of the Second Expansion Space for any reason, except to the extent that such delay is arising from or related to the acts or omissions of Tenant, its agents, customers, visitors, invitees, licensees, contractors, assignees or subtenants (any such delay hereinafter referred to as a “Tenant Delay”). Except as otherwise expressly provided in this Section 1.2, any such delay in the Second Expansion Effective Date shall not subject Landlord to any liability for any loss or damage resulting therefrom. If the Second Expansion Effective Date is delayed, the Expiration Date shall not be similarly extended. In addition, the effective date of any increases in the Base Monthly Rent rate shall not be postponed as a result of any such delay. Notwithstanding anything to the contrary contained in this Section 1.2, provided that this Amendment is properly executed and delivered by Tenant and Tenant has delivered all prepaid rental and all insurance certificates required hereunder, if the Second Expansion Effective Date has not occurred on or before December 1, 2014 (the “Outside Delivery Date”), Tenant shall be entitled to an abatement of Base Monthly Rent with respect to the Second Expansion Space following the expiration of the Second Expansion Space Abatement Period (as defined in Section 3.2 below) in an amount equal to $175.57 for every day in the period beginning on the Outside Delivery Date and ending on the Second Expansion Effective Date. Landlord and Tenant acknowledge and agree that: (a) the determination of the Second Expansion Effective Date shall take into consideration the effect of any Tenant Delay; and (b) the Outside Delivery Date shall be postponed by the number of days the Second Expansion Effective Date is delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, civil disturbances and other causes beyond the reasonable control of Landlord. Tenant shall, at Landlord’s request, execute and deliver a memorandum agreement provided by Landlord, setting forth the actual Second Expansion Effective Date. Should Tenant fail to do so within five (5) days after Landlord’s request, the information set forth in such memorandum provided by Landlord shall be conclusively presumed to be agreed and correct.

2.	Reduction.

2.1

Tenant shall vacate the Reduction Space in accordance with the terms of the Lease on or prior to the date immediately preceding the Reduction Effective Date (defined in 1.2 below) and Tenant shall fully comply with all obligations under the Lease respecting the Reduction Space up to the Reduction Effective Date, including those provisions relating to the condition of the Reduction Space and removal of Tenant’s Property therefrom; provided, however, that Landlord shall not require Tenant to remove the six (6) strand fiber optic cabling installed by Tenant between the Reduction Space and Suite 108.

2.2

Effective as of the date which is thirty (30) days following the Second Expansion Effective Date (the “Reduction Effective Date”), the Premises is decreased from approximately 13,810 rentable square feet to approximately 11,283 rentable square feet by the elimination of the Reduction Space. As of the Reduction Effective Date, the Reduction Space shall be deemed surrendered by Tenant to Landlord, the Lease shall be deemed terminated with respect to the Reduction Space, and the “Premises”, as defined in the Lease and as used herein shall be deemed to mean the Remaining Premises and the Second Expansion Space; provided, if Tenant shall violate any provision hereof or if Tenant’s representations herein shall be false or materially misleading, Landlord shall have the right to declare this Amendment null and void and to reinstate the Lease with respect to the Reduction Space in addition to, and not in lieu of, any other rights or remedies available to Landlord.

2.3

If Tenant shall holdover in the Reduction Space beyond the day immediately preceding the Reduction Effective Date, Tenant shall be liable for Monthly Base Rent, Tenant’s Share of Excess Expenses and other charges respecting the Reduction Space equal to one hundred fifty percent (150%) of the amount in effect for October, 2014, prorated on a per diem basis and on a per square foot basis for the Reduction Space. Such holdover amount shall not be in limitation of Tenant’s liability for consequential or other damages arising from Tenant’s holding over nor shall it be deemed permission for Tenant to holdover in the Reduction Space, it being agreed that such holdover shall otherwise be subject to the terms of Section 15.3 of the Original Lease, as amended by Section 11.6 below.

3.	Base Monthly Rent.

3.1

Reduction Space from Second Expansion Effective Date Through Reduction Effective Date. Following the Second Expansion Effective Date, Tenant shall continue to pay Monthly Base Rent, Tenant’s Share of Excess Expenses and all other charges under the Lease as provided therein with respect to the Reduction Space through and including the Reduction Effective Date. Notwithstanding anything to the contrary contained in the Lease, as amended hereby, so long as Tenant is not in default beyond any applicable notice and cure period under the Lease, as amended hereby, Tenant shall be entitled to an abatement of Monthly Base Rent solely with respect to the Reduction Space in the amount of $3,537.80 (the “Abated Monthly Base Rent”) for the first thirty (30) days following the Second Expansion Effective Date (the “Reduction Space Abatement Period”). In addition, so long as Tenant is not in default beyond any applicable notice and cure period under the Lease, as amended hereby, Tenant shall be entitled to an abatement of Tenant’s Share of Excess Expenses during the Reduction Space Abatement Period (collectively with the Abated Monthly Base Rent, the “Abated Rent”). If Tenant defaults under the Lease, as amended hereby, at any time during the Lease Term (as extended) and fails to cure such default within any applicable cure period under the Lease, then all Abated Rent shall immediately become due and payable. Only Monthly Base Rent and Tenant’s Share of Excess Expenses shall be abated pursuant to this Section, as more particularly described herein, and all other rent and other costs and charges specified in the Lease, as amended hereby, shall remain as due and payable pursuant to the provisions of the Lease, as amended hereby.

3.2

Second Expansion Space from Second Expansion Effective Date Through Expiration Date. In addition to Tenant’s obligation to pay Base Monthly Rent for the Original Premises through and including the Reduction Effective Date and Tenant’s obligation to pay Base Monthly Rent for the Remaining Premises thereafter, Tenant shall pay Landlord Base Monthly Rent for the Second Expansion Space as follows:

Period	Rentable Square Footage	Monthly Rate Per Square Foot	Base Monthly Rent
Second Expansion Effective Date – 10/31/2015	6,602	$1.15	$7,592.30
11/1/2015–l/31/2017	6,602	$1.17	$7,724.34

All such Base Monthly Rent shall be payable by Tenant in accordance with the terms of the Lease, as amended hereby, except that Base Monthly Rent for the Second Expansion Space for January, 2015 (subject to Abated Base Monthly Rent, as described below) shall be paid by Tenant concurrent with Tenant’s execution and delivery of this Amendment to Landlord. Notwithstanding anything in the Lease, as amended hereby, to the contrary, so long as Tenant is not in default beyond any applicable notice and cure period under the Lease, as amended hereby, Tenant shall be entitled to an abatement of Base Monthly Rent with respect to the Second Expansion Space in the monthly amount of $7,592.30 for the first two (2) full calendar months following the Second Expansion Effective Date (the “Second Expansion Space Abatement Period”). The maximum total amount of Base Monthly Rent abated with respect to the Premises in accordance with the foregoing shall equal $15,184.60 (the “Abated Base Monthly Rent”). If Tenant defaults under the Lease, as amended hereby, at any time during the Lease Term (as extended), fails to cure such default within any applicable cure period under the Lease and Landlord terminates the Lease in connection therewith, then upon such termination, all Abated Base Monthly Rent shall immediately become due and payable. Only Base Monthly Rent shall be abated pursuant to this Section, as more particularly described herein, and all Additional Rent specified in the Lease, as amended hereby, shall remain as due and payable pursuant to the provisions of the Lease, as amended hereby.

4.	Security Deposit. No additional Security Deposit shall be required in connection with this Amendment.

5.	Tenant’s Share.

5.1

For the period commencing with the Second Expansion Effective Date and ending on the Reduction Effective Date, Tenant’s Share for the Second Expansion Space and the Original Premises, collectively, is 10.79% of the Project.

5.2

For the period commencing with the Second Expansion Effective Date and ending on the Expiration Date, (i) Tenant’s Share for the Second Expansion Space is 17.57% of the 48501 Building and 4.50% of the Project; and (ii) Tenant’s Share for the Remaining Premises and the Second Expansion Space, collectively, is 35.40% of the 48501 Building and 9.07% of the Project.

6.

Additional Rent. For the period commencing with the Second Expansion Effective Date and ending on the Expiration Date, Tenant shall pay all Additional Rent payable under the Lease, including Tenant’s Share of Excess Expenses applicable to the Second Expansion Space in accordance with the terms of the Lease, as amended hereby.

7.	Improvements to Second Expansion Space.

7.1

Condition of Second Expansion Space. Landlord shall deliver possession of the Second Expansion Space broom clean and free of debris. Tenant has inspected the Second Expansion Space and agrees to accept the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements. However, notwithstanding the foregoing, Landlord agrees that the roof and the base 48501 Building electrical, heating, ventilation and air conditioning, lighting, water, gas and plumbing systems located in the Second Expansion Space shall be in good working order as of the date Landlord delivers possession of the Second Expansion Space to Tenant. Except to the extent caused by the acts or omissions of Tenant or its Agents or by any alterations or improvements performed by or on behalf of Tenant, if such systems are not in good working order as of the date possession of the Second Expansion Space is delivered to Tenant and Tenant provides Landlord with notice of the same within one hundred eighty (180) days following the date Landlord delivers possession of the Second Expansion Space to Tenant, Landlord shall be responsible for repairing or restoring the same at Landlord’s expense. Notwithstanding anything to the contrary contained in the Lease, as amended hereby, Tenant shall not be required to remove any portion of the Tenant Alterations (other than any data and telecommunications cabling) shown on the Space Plan (as defined in Exhibit C attached hereto and as attached to Exhibit C as Schedule 1) as of the date of this Amendment; provided, however, that Landlord shall have the right to revise the determination of Tenant’s removal and restoration obligations on any portion of the Tenant Alterations not shown on the Space Plan. Tenant hereby acknowledges and agrees that Landlord has fulfilled all of its obligations pursuant to Section 2.3 of the Original Lease, Exhibit “B” to the Original Lease and Section 7 of the First Amendment.

7.2

Responsibility for Improvements to Second Expansion Space. Tenant may perform improvements to the Second Expansion Space in accordance with the terms of Exhibit C attached hereto and Tenant shall be entitled to an improvement allowance in connection with such work as more fully described in Exhibit C.

8.

Early Access to Second Expansion Space. Subject to the terms of this Section 8, Landlord grants Tenant the right to enter the Second Expansion Space as of October 1, 2014, at Tenant’s sole risk, solely for the purpose of performing the Tenant Alterations (as defined in Exhibit C attached hereto) and installing telecommunications and data cabling, equipment, furnishings and other personalty. Such possession prior to the Second Expansion Effective Date shall be subject to all of the terms and conditions of the Lease, as amended hereby, except that Tenant shall not be required to pay Base Monthly Rent or Tenant’s Share of Excess Expenses with respect to the period of time prior to the Second Expansion Effective Date during which Tenant occupies the Second Expansion Space solely for such purposes. However, Tenant shall be liable for any utilities or special services provided to Tenant during such period. Notwithstanding the foregoing, if Tenant takes possession of the Second Expansion Space before the Second Expansion Effective Date for any purpose other than as expressly provided in this Section, such possession shall be subject to the terms and conditions of the Lease, as amended hereby, and Tenant shall pay Base Monthly Rent and Tenant’s Share of Excess Expenses, and any other charges payable hereunder to Landlord for each day of possession before the Second Expansion Effective Date. Said early possession shall not advance the Expiration Date.

9.

Option to Renew. Section 11 of the First Amendment (Option to Extend Lease Term) is hereby deleted in its entirety and Tenant’s Option set forth therein is null and void and of no further force and effect. Provided the Lease, as amended hereby, is in full force and effect and Tenant is not in default beyond any applicable notice and cure period under any of the other terms and conditions of the Lease, as amended hereby, at the time of notification or commencement, Tenant shall have one (1) option to renew (the “Renewal Option”) the Lease for a term of two (2) years (the “Renewal Term”), for the portion of the Premises being leased by Tenant as of the date the Renewal Term is to commence, on the same terms and conditions set forth in the Lease, as amended hereby, except as modified by the terms, covenants and conditions as set forth below:

9.1

If Tenant elects to exercise the Renewal Option, then Tenant shall provide Landlord with written notice no earlier than February 1, 2016, but no later than July 31, 2016. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the term of the Lease.

9.2

The Base Monthly Rent in effect at the expiration of the Lease Term shall be adjusted to reflect the Prevailing Market (defined below) rate. Landlord shall advise Tenant of the new Base Monthly Rent for the Premises no later than thirty (30) days after receipt of Tenant’s written request therefor. Said request shall be made no earlier than thirty (30) days prior to the first date on which Tenant may exercise its Renewal Option under this Section 9. Said notification of the new Base Monthly Rent may include a provision for its escalation to provide for a change in the Prevailing Market rate between the time of notification and the commencement of the Renewal Term.

9.3

If Tenant and Landlord are unable to agree on a mutually acceptable Base Monthly Rent for the Renewal Term not later than sixty (60) days following Landlord’s delivery of written notice of the new proposed Base Monthly Rent for the Premises, then Landlord and Tenant, within five (5) days after such date, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Premises during the Renewal Term (collectively referred to as the “Estimates”). If the higher of such Estimates is not more than one hundred five percent (105%) of the lower of such Estimates, then the Prevailing Market rate shall be the average of the two Estimates. If the Prevailing Market rate is not established by the exchange of Estimates, then, within seven (7) days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the Renewal Term. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least five (5) years experience within the previous ten (10) years as a real estate appraiser working in Fremont, California, with working knowledge of current rental rates and practices. For purposes hereof, an “MAP’ appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an “ASA” appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).

9.4

Upon selection, Landlord’s and Tenant’s appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises. The Estimates chosen by such appraisers shall be binding on both Landlord and Tenant. If either Landlord or Tenant fails to appoint an appraiser within the seven (7) day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market rate within twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty (20) day period, the two appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser (i.e., the arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the arbitrator shall make his or her determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Prevailing Market rate for the Premises. If the arbitrator believes that expert advice would materially assist him or her, he or she may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

9.5

If the Prevailing Market rate has not been determined by the commencement date of the Renewal Term, Tenant shall pay Base Monthly Rent upon the terms and conditions in effect during the last month of the current Lease Term until such time as the Prevailing Market rate has been determined. Upon such determination, Base Monthly Rent for the Premises shall be retroactively adjusted to the commencement of such Renewal Term for the Premises.

9.6

This Renewal Option is not transferable; the parties hereto acknowledge and agree that they intend that the Renewal Option shall be “personal” to Tenant as set forth above and that in no event will any assignee or sublessee have any rights to exercise the Renewal Option.

9.7	If the Renewal Option is validly exercised or if Tenant fails to validly exercise the Renewal Option, Tenant shall have no further right to extend the Lease Term.

9.8

For purposes of this Renewal Option, “Prevailing Market” shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the 48501 Building and buildings comparable to the 48501 Building in the same rental market in the Fremont, California, area as of the date the Renewal Term is to commence, taking into account the specific provisions of the Lease, as amended hereby, which will remain constant. The determination of Prevailing Market shall take into account any material economic differences between the terms of the Lease, as amended hereby, and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under the Lease, as amended hereby.

9.9

Notwithstanding anything herein to the contrary, the Renewal Option is subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Project existing on the date hereof.

10.	Right of First Refusal.

10.1

Tenant shall have an on-going right of first refusal (the “Right of First Refusal”) with respect to each of the following spaces: (i) approximately 1,733 rentable square feet described as Suite 105; and (ii) approximately 4,044 rentable square feet described as Suite 111 (each, a “Potential Refusal Space”). Tenant’s Right of First Refusal shall be exercised as follows: when Landlord has a prospective tenant (the “Prospect”), other than the existing tenant in either Potential Refusal Space, interested in leasing such Refusal Space, and Landlord has solicited or received a bona fide offer in writing for such Potential Refusal Space from such Prospect, Landlord shall advise Tenant (the “Advice”) of the terms under which Landlord is prepared to lease such Potential Refusal Space (the “Refusal Space”) to such Prospect and Tenant may lease the Refusal Space, under such terms, by providing Landlord with written notice of exercise (the “Notice of Exercise”) within five (5) business days after the date of the Advice, except that Tenant shall have no such Right of First Refusal and Landlord need not provide Tenant with an Advice if: (a) Tenant is in default beyond any applicable notice and cure period under the Lease, as amended hereby, at the time that Landlord would otherwise deliver the Advice; (b) fifty percent (50%) or more of the Premises is sublet at the time Landlord would otherwise deliver the Advice; (c) this Lease has been assigned prior to the date Landlord would otherwise deliver the Advice; or (d) Tenant is not occupying the Premises on the date Landlord would otherwise deliver the Advice. Notwithstanding the foregoing, if (i) Tenant was entitled to exercise its Right of First Refusal, but failed to provide Landlord with a Notice of Exercise within the five (5) business day period provided herein, and (ii) Landlord does not enter into a lease for the Refusal Space with any prospective tenant within a period of six (6) months following the date of the Advice, Tenant shall once again have a Right of First Refusal with respect to such Refusal Space; provided, however, that Tenant shall instead have a period of five (5) business days within which to exercise its Right of First Refusal. In addition, Tenant shall once again have the Right of First Refusal with respect to either Potential Refusal Space if, within such six (6) month period, Landlord proposes to lease such Potential Refusal Space to any prospective tenant on terms that are substantially different than those set forth in the Advice; provided, however, that Tenant shall instead have a period of five (5) business days within which to exercise its Right of First Refusal. For purposes hereof, the terms offered to a Prospect shall be deemed to be substantially the same as those set forth in the Advice as long as there is no more than a ten percent (10%) reduction in the “bottom line” cost per rentable square foot of such Refusal Space to the prospective tenant when compared with the “bottom line” cost per rentable square foot under the Advice, considering all of the economic terms of the both deals, respectively, including, without limitation, the net rent, any tax or expense escalation or other financial escalation and any financial concessions.

10.2

If Tenant delivers a Notice of Exercise to Landlord on or after December 31, 2014, the Tease term for the Refusal Space shall commence upon the commencement date stated in the Advice and thereupon such Refusal Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice, including the termination date set forth in the Advice, shall govern Tenant’s leasing of the Refusal Space and only to the extent that they do not conflict with the Advice, the terms and conditions of the Lease shall apply to the Refusal Space.

10.3	If Tenant delivers a Notice of Exercise to Landlord prior to December 31, 2014, then:

10.3.1

The lease term for the Refusal Space shall commence on the date set forth in the Advice, be coterminous with the Lease Term for the Premises (i.e., the Remaining Premises and the Second Expansion Space) and shall terminate on the Expiration Date, notwithstanding anything to the contrary set forth in the Advice. In such event, the initial Monthly Base Rent rate payable by Tenant for the Refusal Space shall reflect the same average Monthly Base Rent, on a per rentable square foot basis, as the Monthly Base Rent offered to the Prospect, and any increases to such Monthly Base Rent rate during the lease term for the Refusal Space shall be determined pursuant to Section 10.3.2 below. All of the other terms stated in the Advice shall govern Tenant’s leasing of the Refusal Space and, to the extent that they do not conflict with the Advice, the terms and conditions of the Lease shall apply to the Refusal Space.

10.3.2

The Monthly Base Rent rate payable by Tenant for the Refusal Space shall be adjusted by Landlord for a term which terminates coterminous with the Premises so that it reflects the same average Monthly Base Rent rate, on a per rentable square foot basis, as the Monthly Base Rent rate offered to the Prospect. By way of example only, assuming (a) the lease term proposed to the Prospect was five (5) years, (b) Monthly Base Rent as proposed to the Prospect was $26.00 per rentable square foot in the first year; $27.00 per rentable square foot in the second and third years; and $28.00 per rentable square foot in fourth and fifth years, and (c) Tenant’s lease term for the Refusal Space is three (3) years. Under such example, Tenant shall pay Monthly Base Rent for the Refusal Space during the entire three (3) year lease term based on a fixed rate of $27.20 per rentable square foot, which, at Landlord’s election, as specified in the Advice, could be stated at a Monthly Base Rental rate that escalates each anniversary of the lease term for the Refusal Space, so long as the average Monthly Base Rental rate for the Refusal Space during the entire three year Refusal Space lease term did not exceed $27.20 per rentable square foot per year. The terms offered to Tenant in the Advice shall also reflect the same concessions offered to the Prospect, prorated to reflect the difference in the length of the lease term that will apply to the Refusal Space. By way of example, if the Prospect is offered a $10.00 per rentable square foot tenant improvement allowance for a five (5) year term (which is equal to $2.00 for each year in the term offered to the Prospect), and Tenant will be leasing the subject Refusal Space for three (3) years, then Tenant will be entitled to a tenant improvement allowance of $6.00 per rentable square foot in such Refusal Space.

10.4

Notwithstanding anything elsewhere in this Section to the contrary, any leasing of the Refusal Space under this Section will not include terms or provisions of the Advice that are specific to the parties involved in the transaction giving rise to the Advice, such as payment of commissions to the brokers involved in that transaction; options or rights to expand, contract, renew, extend or shorten the lease term; security deposit; and any rights that are personal to the third party making the Advice.

10.5

The Refusal Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Refusal Space or the date the lease term for such Refusal Space commences, unless the Advice specifies work to be performed by Landlord in the Refusal

Space, in which case Landlord shall perform such work in the Refusal Space. If Landlord is delayed delivering possession of the Refusal Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the lease term for the Refusal Space shall be postponed until the date Landlord delivers possession of the Refusal Space to Tenant free from occupancy by any party. However, notwithstanding the foregoing, Landlord agrees that the base 48501 Building electrical, heating, ventilation and air conditioning and plumbing systems located in the Refusal Space shall be in good working order as of the date Landlord delivers possession of the Refusal Space to Tenant. Except to the extent caused by the acts or omissions of Tenant or any of Tenant’s Agents or by Tenant’s Alterations or any other alterations or improvements performed by or on behalf of Tenant, if such systems are not in good working order as of the date possession of the Refusal Space is delivered to Tenant and Tenant provides Landlord with notice of the same within thirty (30) days following the date Landlord delivers possession of the Refusal Space to Tenant, Landlord shall be responsible for repairing or restoring the same. Nothing contained in this Section 10 shall require Tenant to perform any alterations, additions or improvements which are necessary to comply with Laws with respect to the Common Area, unless such compliance relates to the Common Area on any floor on which the Refusal Space is located and arises directly out of the performance of work by or on behalf of Tenant in the Premises or Tenant’s use of the Refusal Space for purposes other than general office use. In addition, nothing contained in this Section 10 shall require Tenant, with respect to the Common Area or the Refusal Space, to comply with Laws which require structural alterations, capital improvements or the installation of new or additional mechanical, electrical, plumbing or fire/life safety systems on a 48501 Building-wide basis without reference to the particular use of Tenant or any alterations, additions or improvements performed by or on behalf of Tenant.

10.6

Monthly Base Rent attributable to the Refusal Space shall be payable in monthly installments in accordance with the terms and conditions of the Lease, as amended hereby. In addition, Tenant shall pay all other additional rent payable under the Lease, as amended hereby, for the Refusal Space, including without limitation, Tenant’s Share (increased to include the Refusal Space) of Excess Expenses.

10.7

The rights of Tenant hereunder with respect to either Potential Refusal Space in any particular instance in which Landlord has a prospective tenant interested in leasing the Potential Refusal Space shall terminate on the earlier to occur of (a) January 31, 2016; (b) Tenant’s failure to exercise its Right of First Refusal within the five (5) business day period provided in Section 10.1 above; and (c) the date Landlord would have provided Tenant an Advice if Tenant had not been in violation of one or more of the conditions set forth in Section 10.1 above. Notwithstanding the foregoing, if (i) Tenant was entitled to exercise its Right of First Refusal, but failed to provide Landlord with a Notice of Exercise within the two (2) business day period provided in Section 10.1 above, and (ii) Landlord does not enter into a lease or other agreement for such Potential Refusal Space with the Prospect or any other prospect within a period of six (6) months following the date of the Advice, Tenant shall once again have a Right of First Refusal with respect to such Potential Refusal Space.

10.8

If Tenant exercises its Right of First Refusal, Landlord shall prepare an amendment (the “Refusal Space Amendment”) adding the Refusal Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Monthly Rent, the rentable square footage of the Premises, Tenant’s Share and other appropriate terms. A copy of the Refusal Space Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Notice of Exercise executed by Tenant, and Tenant shall execute and return the Refusal Space Amendment to Landlord within ten (10) business days thereafter, but an otherwise valid exercise of the Right of First Refusal shall be fully effective whether or not the Refusal Space Amendment is executed.

11.

Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

11.1

Landlord’s Address for Notices. Landlord’s Address for Notices set forth in Section Q of the Summary of Basic Lease Terms of the Original Lease is hereby deleted in its entirety and replaced with the following:

“Gateway Warm Springs, LLC

c/o Stockbridge Capital Group

Four Embarcadero Center, Suite 3300

San Francisco, California 94111

Attn: Asset Manager

with a Copy to:

Transwestern

48531 Warm Springs Blvd., Suite 410

Fremont, California 94539”

11.2

Landlord’s Address for Payment of Rent. Landlord’s address for the payment of rent set forth in Section Q of the Summary of Basic Lease Terms of the Original Lease is hereby deleted in its entirety and replaced with the following:

“US Mail:

Gateway Warm Springs, LLC

PO Box 59731

Los Angeles, California 90074-9731

Courier/ Hand Delivery:

Bank of America Lockbox Services

PO Box 59731

Ground Level

1000 W. Temple St.

Los Angeles, California 90012”

11.3

Insurance. Tenant’s insurance required under Article 9 of the Original Lease (“Tenant’s Insurance”) shall include the Second Expansion Space. Tenant shall provide Landlord with a certificate of insurance, in form and substance satisfactory to Landlord and otherwise in compliance with Article 9 of the Original Lease, evidencing that Tenant’s Insurance covers the Original Premises and the Second Expansion Space, upon delivery of this Amendment, executed by Tenant, to Landlord, and thereafter as necessary to assure that Landlord always has current certificates evidencing Tenant’s Insurance.

11.4

Parking. Effective as of the Second Expansion Effective Date, Tenant’s unreserved parking spaces shall be increased from thirty (30) unreserved parking spaces to thirty-nine (39) unreserved parking spaces. Except as modified herein, the use of such unreserved parking spaces shall be subject to the terms of the Lease.

11.5

SNDA. Landlord represents that as of the date of this Amendment, there exists no mortgage or deed of trust encumbering Landlord’s interest in the 48501 Building. Upon written request by Tenant, Landlord will use reasonable efforts to obtain a non-disturbance, subordination and attornment agreement from Landlord’s then current mortgagee, if any, on such mortgagee’s then current standard form of agreement. “Reasonable efforts” of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by such mortgagee. Landlord’s failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord under the Lease, as amended hereby.

11.6	Holdover. Section 15.3 of the Original Lease is hereby deleted in its entirety and replaced with the following:

“Unless Landlord expressly consents in writing to Tenant’s holding over, Tenant shall be unlawfully and illegally in possession of the Premises, whether or not Landlord accepts any rent from Tenant or any other person while Tenant remains in possession of the Premises without Landlord’s written consent. If Tenant shall retain possession of the Premises or any portion thereof without Landlord’s consent following the expiration of this Lease or sooner termination for any reason, then Tenant shall pay to Landlord for each day of such retention one hundred fifty percent (150%) of the amount of daily rental as of the last month prior to the date of expiration or earlier termination. Tenant shall also indemnify, defend, protect and hold Landlord harmless from any loss, liability or cost, including consequential and incidental damages and reasonable attorneys’ fees, incurred by Landlord resulting from delay by Tenant in surrendering the Premises, including, without limitation, any claims made by the succeeding tenant founded on such delay. Acceptance of rent by Landlord following expiration or earlier termination of this Lease, or following demand by Landlord for possession of the Premises, shall not constitute a renewal of this Lease, and nothing contained in this Section 15.3 shall waive Landlord’s right of reentry or any other right. Additionally, if upon expiration or earlier termination of this Lease, or following demand by Landlord for possession of the Premises, Tenant has not fulfilled its obligation with respect to repairs and cleanup of the Premises or any other Tenant obligations as set forth in this Lease, then Landlord shall have the right to perform any such obligations as it deems necessary at Tenant’s sole cost and expense, and any time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of this Section 15.3 shall apply. The provisions of this Section 15.3 shall survive any expiration or earlier termination of this Lease.”

11.7	California Waivers.

11.7.1	Tenant hereby waives any and all rights under and benefits of Section 1995.310 (Assignment and Subletting) of the California Civil Code, or any similar or successor Laws now or hereinafter in effect.

11.7.2

TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND ANY AND ALL OTHER LAWS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE LEASE TERM, PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THE LEASE FOLLOWING ITS TERMINATION BY REASON OF TENANT’S BREACH. TENANT ALSO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THE LEASE.

12.	Miscellaneous.

12.1

This Amendment, including Exhibit A (Outline and Location of Second Expansion Space), Exhibit B (Outline and Location of Reduction Space) and Exhibit C (Tenant Alterations) attached hereto, sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

12.2

Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

12.3

Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

12.4

Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment other than CBRE. Tenant agrees to indemnify and hold Landlord. its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Amendment.

12.5

Landlord and Tenant each represent that each signatory of this Amendment has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Lease Term (as extended), an Event of Tenant’s Default under the Lease will be deemed to have occurred, without the necessity of notice to Tenant.

12.6

Pursuant to California Civil Code Section 1958, Landlord hereby notifies Tenant that as of the date of this Amendment, the Premises have not undergone inspection by a “Certified Access Specialist” to determine whether the Premises meet all applicable construction-related accessibility standards under California Civil Code Section 55.53. To allow for compliance with building performance benchmarking and disclosure regulations, and to facilitate implementation of sustainable improvements to the Project, Tenant shall: (a) retain copies of its “utility data”, which includes, but is not limited to, Tenant’s utility bills and invoices pertaining to Tenant’s energy, water, and trash usage at the Project during the Lease Term (as the same may be further extended), and (b) upon request, provide Landlord with copies of such “utility data”. Tenant further agrees, upon Landlord’s request, to execute utility release forms provided by the applicable utility or municipality to expedite the data collection process.

12.7

As of the date hereof, Landlord has not received written notice from any governmental agencies that the 48501 Building is in violation of any Hazardous Materials Laws. Further, to Landlord’s actual knowledge, there are no Hazardous Materials at the 48501 Building in violation of Hazardous Materials Laws. For purposes of this Section, “Landlord’s actual knowledge” shall be deemed to mean and limited to the current actual knowledge of Matthew Jerry, at the time of execution of this Lease and not any implied, imputed, or constructive knowledge of said individual or of Landlord or any parties related to or comprising Landlord and without any independent investigation or inquiry having been made or any implied duty to investigate or make any inquiries; it being understood and agreed that such individual shall have no personal liability in any manner whatsoever hereunder or otherwise related to the transactions contemplated hereby.

12.8

Redress for any claim against Landlord under the Lease and this Amendment shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Project. The obligations of Landlord under the Lease are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees, or agents of Landlord or the investment manager, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD: GATEWAY WARM SPRINGS, LLC, a Delaware limited liability company			TENANT: SHOCKWAVE MEDICAL, INC. a Delaware corporation

By:	Core and Value Advisors, LLC a Delaware limited liability company Its authorized investment advisor

	By:	/s/ Matthew Jerry	By:	/s/ Daniel Hawkins
		Matthew Jerry	Name:	Daniel Hawkins
	Its:	Vice President	Title:	CEO

Dated:

EXHIBIT A - OUTLINE AND LOCATION OF SECOND EXPANSION SPACE

attached to and made a part of the Amendment dated as of October 3, 2014, between

GATEWAY WARM SPRINGS, LLC, a Delaware limited liability company, as Landlord and

SHOCKWAVE MEDICAL, INC., a Delaware corporation, as Tenant

Exhibit A is intended only to show the general layout of the Second Expansion Space as of the beginning of the Second Expansion Effective Date. It does not in any way supersede any of Landlord’s rights set forth in the Lease with respect to arrangements and/or locations of public parts of the 48501 Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

A-1

EXHIBIT B - OUTLINE AND LOCATION OF REDUCTION SPACE

attached to and made a part of the Amendment dated as of October 3, 2014, between

GATEWAY WARM SPRINGS, LLC, a Delaware limited liability company, as Landlord and

SHOCKWAVE MEDICAL, INC., a Delaware corporation, as Tenant

Exhibit B is intended only to show the general layout of the Reduction Space as of the beginning of the Reduction Effective Date. It does not in any way supersede any of Landlord’s rights set forth in the Lease with respect to arrangements and/or locations of public parts of the 48531 Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

B-1

EXHIBIT C — TENANT ALTERATIONS

attached to and made a part of the Amendment dated as of October 3, 2014, between

GATEWAY WARM SPRINGS, LLC, a Delaware limited liability company, as Landlord and

SHOCKWAYE MEDICAL, INC., a Delaware corporation, as Tenant

1.

Tenant, following the delivery of the Second Expansion Space by Landlord and the full and final execution and delivery of the Amendment to which this Exhibit C is attached and all prepaid rental and insurance certificates required under the Amendment, shall have the right to perform alterations and improvements in the Second Expansion Space (the “Tenant Alterations”). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform the Tenant Alterations in the Second Expansion Space unless and until Tenant has complied with all of the terms and conditions of Section 5.2 of the Original Lease, including, without limitation, approval by Landlord of the final plans for the Tenant Alterations and the contractors to be retained by Tenant to perform such Tenant Alterations. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Second Expansion Space and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. Landlord hereby approves the conceptual Space Plan attached hereto as Schedule 1 (the “Space Plan”). In addition to the foregoing, Tenant shall be solely liable for all costs and expenses associated with or otherwise caused by Tenant’s performance and installment of the Tenant Alterations (including, without limitation, any legal compliance requirements arising outside of the Second Expansion Space). Landlord’s approval of the contractors to perform the Tenant Alterations shall not be unreasonably withheld. The parties agree that Landlord’s approval of the general contractor to perform the Tenant Alterations shall not be considered to be unreasonably withheld if any such general contractor (a) does not have trade references reasonably acceptable to Landlord, (b) does not maintain insurance as required pursuant to the terms of the Lease, (c) does not have the ability to be bonded for the work in an amount of no less than one hundred fifty percent (150%) of the total estimated cost of the Tenant Alterations, (d) does not provide current financial statements reasonably acceptable to Landlord, or (e) is not licensed as a contractor in the state/municipality in which the Second Expansion Space is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor.

2.

Provided Tenant is not in default, Landlord agrees to contribute the sum of $33,010.00 (i.e., $5.00 per rentable square foot of the Second Expansion Space (the “Allowance”) toward the cost of performing the Tenant Alterations in preparation of Tenant’s occupancy of the Second Expansion Space. The Allowance may only be used for hard costs in connection with the Tenant Alterations. The Allowance shall be paid to Tenant or, at Landlord’s option, to the order of the general contractor that performed the Tenant Alterations, within thirty (30) days following receipt by Landlord of (a) receipted bills covering all labor and materials expended and used in the Tenant Alterations; (b) a sworn contractor’s affidavit from the general contractor and a request to disburse from Tenant containing an approval by Tenant of the work done; (c) full and final waivers of lien; (d) as-built plans of the Tenant Alterations; and (e) the certification of Tenant and its architect that the Tenant Alterations have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances. The Allowance shall be disbursed in the amount reflected on the receipted bills meeting the requirements above. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of an uncured default under the Lease, and Landlord’s obligation to disburse shall only resume when and if such default is cured.

3.

In no event shall the Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant. If Tenant does not submit a request for payment of the entire Allowance to Landlord in accordance with the provisions contained in this Exhibit C by January 31, 2014, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Tenant Alterations and/or Allowance.

4.

Tenant agrees to accept the Second Expansion Space in its “as-is” condition and configuration, it being agreed that Landlord shall not be required to perform any work or, except as provided above with respect to the Allowance, incur any costs in connection with the construction or demolition of any improvements in the Second Expansion Space.

5.

This Exhibit C shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Lease Term, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

SCHEDULE 1 TO EXHIBIT C – SPACE PLAN

RECEIVING
IQC
RMA LAB
STOR AREA
MFR/R&D LAB
SUITE 106
SHIPPING AREA AND WAREHOUSE
IT ROOM
PACKAGING
R&D LAB
WET LAB
ADMIN
GOWNING ROOM
JC
4'-0" MIN
ADMIN
CONF ROOM
DIRECTOR QA
BOD ROOM
ADMIN
CONFERENCE ROOM
ADMIN CEO
VP R&D
VP OPS
DIRECT. RA/QA
CONF ROOM
DN
DN
SUITE 109
SUITE 108
SUITE 107
SUITE 110
NORTH

FLOOR PLAN 1/16"=1'-0"

(POST-CONSTRUCTION PLAN)

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Amendment”) is made and entered into as of July 29, 2015, by and between GATEWAY WARM SPRINGS, LLC, a Delaware limited liability company (“Landlord”), and SHOCKWAVE MEDICAL, INC., a Delaware corporation (“Tenant”).

RECITALS

A.

Landlord (as successor in interest to Hines VAF No Cal Properties, L.P., a Delaware limited partnership) and Tenant are parties to that certain Lease dated August 10, 2012 (the “Original Lease”), which Original Lease has been previously amended by that certain First Amendment to Lease dated August 30, 2013, and that certain Second Amendment to Lease dated October 3, 2014 (the “Second Amendment”) (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 13,305 rentable square feet (the “Original Premises”) described as Suite 106, Suite 107, Suite 108, Suite 109 and Suite 110 of the building located at 48501 Warm Springs Boulevard, Fremont, California (the “Building”). The Building is part of the project commonly known as Warm Springs Business Center (the “Project”).

B.

Tenant has requested that additional space containing approximately 5,199 rentable square feet described as Suite 103, Suite 104 and Suite 105 of the Building, as shown on Exhibit A hereto (the “Third Expansion Space”), be added to the Original Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the following terms and conditions.

C.	The Lease by its terms shall expire on January 31, 2017 (“Prior Expiration Date”), and the parties desire to extend the Lease Term, all on the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Expansion and Effective Date.

1.1

Effective as of the later of (i) October 1, 2015, or (ii) the date that is thirty (30) days after Landlord has provided Tenant with early access to the Third Expansion Space pursuant to Section 8 below (the “Third Expansion Effective Date”), the Original Premises is increased from approximately 13,305 rentable square feet to approximately 18,504

1

rentable square feet by the addition of the Third Expansion Space, and from and after the Third Expansion Effective Date, the Original Premises and the Third Expansion Space, collectively, shall be deemed the “Premises”, as defined in the Lease, and as used herein . The Lease Term for the Third Expansion Space shall commence on the Third Expansion Effective Date and end on the Second Extended Expiration Date (defined below). From and after the Third Expansion Effective Date, the Third Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Original Premises unless such concessions are expressly provided for herein with respect to the Third Expansion Space.

1.2

The Third Expansion Effective Date shall be delayed to the extent that Landlord fails to deliver possession of the Third Expansion Space for any reason, including but not limited to, holding over by prior occupants. Any such delay in the Third Expansion Effective Date shall not subject Landlord to any liability for any loss or damage resulting therefrom. If the Third Expansion Effective Date is delayed, the Second Extended Expiration Date under the Lease shall not be similarly extended.

2. Extension. The Lease Term is hereby extended for a period of two (2) months and shall expire on March 31, 2017 (“Second Extended Expiration Date”), unless sooner terminated in accordance with the terms of the Lease. That portion of the Lease Term commencing the day immediately following the Prior Expiration Date (“Second Extension Date”) and ending on the Second Extended Expiration Date shall be referred to herein as the “Second Extended Lease Term”.

3. Base Monthly Rent.

3.1

Original Premises Through Prior Expiration Date. The Base Monthly Rent, Tenant’s Share of Excess Expenses and all other charges under the Lease shall be payable as provided therein with respect to the Original Premises through and including the Prior Expiration Date.

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3.2

Original Premises From and After Second Extension Date. As of the Second Extension Date, the schedule of Base Monthly Rent payable with respect to the Original Premises during the Second Extended Lease Term is the following:

Period	Rentable Square Footage	Monthly Rate Per Square Foot	Base Monthly Rent
2/1/17-3/31/17	13,305	$1.34	$17,828.70

All such Base Monthly Rent shall be payable by Tenant in accordance with the terms of the Lease, as amended hereby.

3.3

Third Expansion Space From Third Expansion Effective Date Through Second Extended Expiration Date. As of the Third Expansion Effective Date, the schedule of Base Monthly Rent payable with respect to the Third Expansion Space for the balance of the current Lease Term and the Second Extended Lease Term is the following:

Period	Rentable Square Footage	Monthly Rate Per Square Foot	Base Monthly Rent
10/1/15—9/30/16	5,199	$1.30	$6,758.70
10/1/16—3/31/17	5,199	$1.34	$6,966.66

All such Base Monthly Rent shall be payable by Tenant in accordance with the terms of the Lease, as amended hereby.

4.	Additional Security Deposit. No additional Security Deposit shall be required in connection with this Amendment.

5.

Tenant’s Proportionate Share. For the period commencing with the Third Expansion Effective Date and ending on the Second Extended Expiration Date, Tenant’s Proportionate Share for the Third Expansion Space is 3.54% of the Project Tenant’s Share for the Third Expansion Space and the Original Premises is, collectively, 12.62% of the Project.

6.	Additional Rent.

6.1

Original Premises for the Second Extended Lease Term. For the period commencing with the Second Extension Date and ending on the Second Extended Expiration Date, Tenant shall pay all Additional Rent payable under the Lease, including Tenant’s Share of Excess Expenses applicable to the Original Premises in accordance with the terms of the Lease.

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6.2

Third Expansion Space From Third Expansion Effective Date Through Second Extended Expiration Date. For the period commencing with the Third Expansion Effective Date and ending on the Second Extended Expiration Date, Tenant shall pay for Tenant’s Share of Excess Expenses applicable to the Third Expansion Space in accordance with the terms of the Lease.

7.	Improvements to Third Expansion Space.

7.1

Condition of Third Expansion Space Tenant has inspected the Third Expansion Space and agrees to accept the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements. However, notwithstanding the foregoing, Landlord agrees that the roof and the base Building electrical, plumbing systems, heating, ventilation and air conditioning system and fire life safety systems serving the Third Expansion Space shall be in good working order as of the Third Expansion Effective Date. Except to the extent caused by the acts or omissions of Tenant or Tenant’s Agents or by any alterations or improvements performed by or on behalf of Tenant, if the foregoing are not in good working order as of the Third Expansion Space Effective Date and Tenant provides Landlord with notice of the same within one hundred eighty (180) days following the Third Expansion Effective Date, Landlord shall be responsible for repairing or restoring the same at Landlord’s sole cost and expense, and not as a Common Operating Expense. Landlord shall deliver possession of the Third Expansion Space broom clean and free of debris.

7.2

Responsibility for Improvements to Third Expansion Space. Tenant may perform improvements to the Third Expansion Space in accordance with the terms of Exhibit B attached hereto and Tenant shall be entitled to an improvement allowance in connection with such work as more fully described in Exhibit B.

8.

Early Access to Third Expansion Space. Subject to the terms of this Section 8 and provided that this Amendment has been fully executed by all parties and Tenant has delivered the insurance certificates required hereunder, Landlord grants Tenant the right to enter the Third Expansion Space after the existing tenants have vacated and Landlord has legal possession of the

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Third Expansion Space, which is estimated to be September l, 2015, at Tenant’s sole risk, solely for the purpose of installing telecommunications and data cabling, equipment, furnishings and other personalty and performing the Tenant Alterations described in Exhibit B attached hereto. Such possession prior to the Third Expansion Effective Date shall be subject to all of the terms and conditions of the Lease, except that Tenant shall not be required to pay Base Monthly Rent or Tenant’s Share of Excess Expenses as to the Third Expansion Space with respect to the period of time prior to the Third Expansion Effective Date during which Tenant occupies the Third Expansion Space solely for such purposes. However, Tenant shall be liable for any utilities or special services provided to Tenant during such period. Notwithstanding the foregoing, if Tenant takes possession of the Third Expansion Space before the Third Expansion Effective Date for any purpose other than as expressly provided in this Section, such possession shall be subject to the terms and conditions of the Lease, as amended hereby, and Tenant shall pay Base Monthly Rent and Tenant’s Share of Excess Expenses, and any other charges payable as applicable to the Third Expansion Space to Landlord for each day of possession before the Third Expansion Effective Date. Said early possession shall not advance the Second Extended Expiration Date.

9.

Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

9.1

Landlord’s Address for Payment of Rent. Landlord’s address for the payment of rent set forth in Section Q of the Summary of Basic Lease Terms of the Original Lease, as amended by Section 11.2 of the Second Amendment, is hereby deleted in its entirety and replaced with the following:

“US Mail:

Gateway Warm Springs, LLC

PO Box 59731

Los Angeles, California 90074-9731

Courier/ Hand Delivery:

Bank of America Lockbox Services

Lockbox LAC-59731

2706 Media Center Drive

Los Angeles, CA 90065”

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9.2

Insurance. Tenant’s insurance required under Article 9 of the Original Lease (“Tenant’s Insurance”) shall include the Third Expansion Space. Tenant shall provide Landlord with a certificate of insurance, in form and substance satisfactory to Landlord and otherwise in compliance with Article 9 of the Original Lease, evidencing that Tenant’s Insurance covers the Original Premises and the Third Expansion Space, upon delivery of this Amendment, executed by Tenant, to Landlord, and thereafter as necessary to assure that Landlord always has current certificates evidencing Tenant’s Insurance.

9.3

Parking. Effective as of the Third Expansion Effective Date, Tenant’s unreserved parking spaces shall be increased from thirty-nine (39) unreserved parking spaces to sixty-four (64) unreserved parking spaces. Except as modified herein, the use of such unreserved parking spaces shall be subject to the terms of the Lease, as amended hereby.

9.4

SNDA. Landlord represents that, as of the date of this Amendment, there exists no mortgage or deed of trust encumbering Landlord’s interest in the Building. Upon written request by Tenant, Landlord will use reasonable efforts to obtain a non-disturbance, subordination and attornment agreement from Landlord’s then current mortgagee, if any, on such mortgagee’s then current standard form of agreement. “Reasonable efforts” of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by such mortgagee. Landlord’s failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord under the Lease, as amended hereby.

9.5

Restoration. Notwithstanding anything in the Lease to the contrary, at the expiration or earlier termination of the Lease, Tenant shall not be required to remove the Tenant Alterations as shown on the Approved Plans as of the date hereof (as such terms are defined in Exhibit 8).

10.	Miscellaneous.

10.1

This Amendment, including Exhibit A (Location of Third Expansion Space) and Exhibit B (Tenant Alterations), sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvement

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allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

10.2

Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

10.3

Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

10.4

Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment other than CBRE, Inc. Tenant agrees to indemnify and hold Landlord and its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Amendment.

10.5

Landlord and Tenant each represent that each signatory of this Amendment on its behalf has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 200 I) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Second Extended Lease Term, an Event of Tenant’s Default under the Lease will be deemed to have occurred, without the necessity of notice to Tenant.

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10.6

Pursuant to California Civil Code Section I 938, Landlord hereby notifies Tenant that as of the date of this Amendment, the Premises have not undergone inspection by a ‘‘Certified Access Specialist” to determine whether the Premises meet all applicable construction-related accessibility standards under California Civil Code Section 55.53. To allow for compliance with building performance benchmarking and disclosure regulations, and to facilitate implementation of sustainable improvements to the Building, Tenant shall: (a) retain copies of its “utility data”, which includes, but is not limited to, Tenant’s utility bills and invoices pertaining to Tenant’s energy, water, and trash usage at the Building during the Lease Term (as the same may be further extended), and (b) upon request, provide Landlord with copies of such ‘‘utility data”. Tenant further agrees, upon Landlord’s request, to execute utility release forms provided by the applicable utility or municipality to expedite the data collection process.

10.7

Redress for any claim against Landlord under the Lease and this Amendment shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building. The obligations of Landlord under the Lease are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees, or agents of Landlord or the investment manager, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:				TENANT

GATEWAY WARM SPRINGS, LLC,				SHOCKWAVE MEDICAL, INC.,
a Delaware limited liability company				a Delaware corporation

By:	Core and Value Advisors, LLC,		By:	/s/ Daniel Hawkins
	A Delaware limited liability company Its authorized investment advisor		Name: Daniel Hawkins

	By:	/s/ Matthew Jerry	Its: CEO
Matthew Jerry

Its: Senior Vice President

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EXHIBIT A- LOCATION OF THIRD EXPANSION SPACE

attached to and made a part of the Amendment dated as of July 29, 2015, between

GATEWAY WARM SPRINGS, LLC, a Delaware limited liability company, as Landlord and

SHOCKWAVE MEDICAL, INC., a Delaware corporation, as Tenant

Exhibit A is intended only to show the general location of the Third Expansion Space as of the beginning of the Third Expansion Effective Date. It does not in any way supersede any of Landlord’s rights set forth in the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

A-1

EXHIBIT B – TENANT ALTERATIONS

attached to and made a part of the Amendment dated as of July 29, 2015, between

GATEWAY WARM SPRINGS, LLC, a Delaware limited liability company, as Landlord and

SHOCKWAVE MEDICAL, INC., a Delaware corporation, as Tenant

1. Tenant, following the delivery of the Third Expansion Space by Landlord and the full and final execution and delivery of the Amendment to which this Exhibit B is attached and all prepaid rental and insurance certificates required under the Amendment, shall have the right to perform alterations and improvements in the Third Expansion Space (the “Tenant Alterations”). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform the Tenant Alterations in the Third Expansion Space unless and until Tenant has complied with all of the terms and conditions of Article 5 of the Original Lease, including, without limitation, approval by Landlord of the final plans for the Tenant Alterations and the contractors to be retained by Tenant to perform such Tenant Alterations. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Third Expansion Space and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. In addition to the foregoing, Tenant shall be solely liable for all costs and expenses associated with or otherwise caused by Tenant’s performance and installment of the Tenant Alterations (including, without limitation, any legal compliance requirements arising outside of the Third Expansion Space). As of the date hereof, Landlord and Tenant have reviewed and approved the plans attached hereto as Schedule I (the “Approved Plans”). Landlord’s approval of the contractors to perform the Tenant Alterations shall not be unreasonably withheld. The parties agree that Landlord’s approval of the general contractor to perform the Tenant Alterations shall not be considered to be unreasonably withheld if any such general contractor (a) does not have trade references reasonably acceptable to Landlord, (b) does not maintain insurance as required pursuant to the terms of the Lease, (c) does not have the ability to be bonded for the work in an amount of no less than one hundred fifty percent (150%) of the total estimated cost of the Tenant Alterations, (d) does not provide current financial statements reasonably acceptable to Landlord, or (e) is not licensed as a contractor in the state/municipality in which the Third Expansion Space is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor.

2. Provided Tenant is not in default, Landlord agrees to contribute a one-time improvement allowance (the “Allowance”) in the amount of: (i) $6,932.00 (i.e. $4.00 per rentable square feet in Suite 103) toward the cost of performing the Tenant Alterations in preparation of Tenant’s occupancy of Suite 103 ; (ii) $6,932.00 (i.e. $4.00 per rentable square feet in Suite 104) toward the cost of performing the Tenant Alterations in preparation of Tenant’s occupancy of Suite 104, and (iii) $6,932.00 (i.e. $4.00 per rentable square feet in Suite 105) toward the cost of performing the Tenant Alterations in preparation of Tenant’s occupancy of Suite 105. The Allowance may only be used for hard and soft costs in connection with the Tenant Alterations, and the Allowance may be used for any portion of the Tenant Alterations in the Third Expansion Space, regardless of the allocations set forth in the previous sentence. The Allowance shall be paid to Tenant or, at Landlord’s option, to the order of the general contractor that performed the Tenant Alterations, within thirty (30) days following receipt by Landlord of (a) receipted bills covering all labor and materials expended and used in the Tenant Alterations; (b) a sworn contractor’s affidavit from the general contractor and a request to disburse from Tenant containing an approval by Tenant of the work done; (c) full and final waivers of lien; (d) as-built plans of the Tenant Alterations; and (e) the certification of Tenant and its architect that the Tenant Alterations have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances. The Allowance shall be disbursed in the amount reflected on the receipted bills meeting the requirements above. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of an uncured default under the Lease, and Landlord’s obligation to disburse shall only resume when and if such default is cured.

3. In no event shall the Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant. If Tenant does not submit a request for payment of the entire Allowance to Landlord in accordance with the provisions contained in this Exhibit B by January 31, 2016, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable ii) connection with the Tenant Alterations and/or Allowance.

4. Tenant agrees to accept the Third Expansion Space in its “as-is” condition and configuration, it being agreed that Landlord shall not be required to perform any work or, except as provided above with respect to the Allowance, incur any costs in connection with the construction or demolition of any improvements in the Third Expansion Space.

5. This Exhibit B shall not be deemed applicable to any additional space added to the Third Expansion Space at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Third Expansion Space or any additions to the Third Expansion Space in the event of a renewal or extension of the Lease Term, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

SCHEDULE I

APPROVED PLANS

Overview:

- General Allocation of Space:
  - **Suite #103** – Demolish existing offices and add carpeting for cubicle installation; cut-in doors between Suite #103 and #104; add HVAC to back portion of suite.
  - **Suite #104** – Build-out break room with new cabinets and sink; build new bathroom; remove carpeting and replace with vinyl tile; cut-in doors between Suite #104 and #103; add HVAC to back portion of suite.
  - **Suite #105** – Build-out new room for inspection area; remove wall from existing offices and use for Materials Storage; remove carpeting and replace with vinyl tile; cut-in doors between Suite #105 and #106; add HVAC back portion of suite.
  - **Suite #107** – Convert existing break room into BOD Room/large conference room.
  - **Suite #106** – Add HVAC and vinyl tile to back portion of suite and convert for use as R&D lab; paint walls.

Locker Area
Build-out Expanded Inspection Area

Suite 103 – Dedicated RMA/Tissue Lab and area for machine shop

Suite 104 – New Break Room, Locker Area for assemblers, and flexible space for company meetings

Suite 105 – QPS & Quality expansion

RECEIVING
HOPS Meeting Area
Convert for use as R&D Lab
Additional Lab Space
Additional Office and Cubicle Space

FOURTH AMENDMENT TO LEASE

This Fourth Amendment to Lease (the “Fourth Amendment”) is made and entered into by and between Castro Warm Springs, LLC, a California limited liability company; CP6WS, LLC, a California limited liability company; Mark O. Quam; Bellosguardo, LLC, a California limited liability company; Wallace Warm Springs, LLC, a California limited liability company; and Thomas A. Lynch, Trustee of the Thomas A. Lynch 2007 Living Trust; as tenants-in-common (collectively, “Landlord”) and Shockwave Medical, Inc., a Delaware corporation (“Tenant”) and is dated as of September 30, 2016 (the “Effective Date”).

RECITALS

A. Landlord’s predecessors-in-interest and Tenant entered into that certain Lease dated August 10, 2012, as amended by that certain First Amendment to Lease dated August 30, 2013, that certain Second Amendment to Lease (the “Second Amendment”) dated October 3, 2014 and that certain Third Amendment to Lease dated July 29, 2015 (collectively , the “Lease”), for the premises consisting of approximately 18,504 rentable square feet, located at 48531 Warm Springs Boulevard, Suites 103, 104, 105, 106, 107, 108, 109 and 110, Fremont, California (the “Original Premises”).

B. Landlord’s affiliate, West Valley Properties, Inc., and Tenant also entered into that certain Letter Agreement dated as of March 4, 2016 (the “Letter Agreement”), pursuant to which Landlord granted Tenant an expansion option for approximately 4,044 additional rentable square feet commonly known as Suite 111/112, as more particularly identified on the attached Exhibit A (the “Fourth Expansion Premises”).

C. The Lease Term is scheduled to expire on March 31, 2017.

D. Tenant has exercised its renewal option set forth in Section 9 of the Second Amendment and its expansion option set forth in the Letter Agreement

E. Landlord and Tenant now desire to amend the Lease to expand the Premises and extend the Lease Term, as set forth herein.

WHEREAS, Tenant and Landlord now desire to reinstate the Lease amend said Lease under the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. Extension of Lease Term: The Lease Term is hereby extended for a period of two (2) years commencing on April 1, 2017 and expiring on March 31, 2019 (the “Third Extension Term”). The parties acknowledge and agree that Tenant has exercised its renewal option and has no further right to extend or renew the Lease Term.

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2. Base Monthly Rent: Commencing on April 1 , 2017, and continuing through the Third Extension Term, the schedule of Base Monthly Rent payable with respect to the Original Premises shall be as follows:

Period	Monthly Base Rate Per Square Foot	Base Monthly Rate
April 1, 2017 – March 31, 2018	$1.60	$29,606.40
April 1, 2018 – March 31, 2019	$1.65	$30,531.60

In addition to the Base Monthly Rent, Tenant shall continue to pay all Additional Rent due under the Lease, including but not limited to Tenant’s Share of Excess Expenses for the Original Premises, as set forth in the Lease.

3. Expansion of Premises:

(a) Effective as of the Fourth Expansion Effective Date (as defined below), the “Premises”, as defined in the Lease, is increased from approximately 18,504 rentable square feet to approximately 22,548 rentable square feet by the addition of the Fourth Expansion Premises. The Lease Term for the Fourth Expansion Premises shall commence on the Fourth Expansion Effective Date and shall continue through the expiration of the Third Extension Term, unless sooner terminated in accordance with the terms of the Lease. The Fourth Expansion Premises shall be subject to all the terms and conditions of the Lease, as modified herein, except that Tenant shall not be entitled to receive any allowance, abatements or other financial concessions granted in the Lease.

(b) As used herein, the term “Fourth Expansion Effective Date” shall mean the date Landlord delivers possession of the Fourth Expansion Premises to Tenant in vacant, broom clean condition, and otherwise in its “as-is” condition, without representation or warranty. Landlord anticipates that the Fourth Expansion Effective Date will occur on or before October 1, 2016 (the “Projected Delivery Date”). Landlord shall have no obligation to make any alterations or repairs to the Premises and Tenant agrees to accept the Fourth Expansion Premises in its “as-is” condition. Landlord represents that the Fourth Expansion Premises are currently subject to a lease (the “Existing Lease”) with the current tenant in such premises (the “Existing Tenant”) and that the Existing Lease is scheduled to terminate on September 30, 2016. In the event the Existing Tenant has not vacated the Fourth Expansion Premises and delivered possession thereof to Landlord on or before the date fifteen (15) days after the Projected Delivery Date, Landlord shall use commercially reasonable efforts to cause the Existing Tenant to surrender and vacate the Existing Premises , including, without limitation , causing filing and pursuing an unlawful detainer action and eviction order. Pursuant to California Civil Code Section 1938 , Landlord hereby notifies Tenant that as of the date of this Amendment, the Fourth Expansion Premises have not undergone inspection by a “Certified Access Specialist” to determine whether the Fourth Expansion Premises meet all applicable construction-related accessibility standards under California Civil Code Section 55.53.

(c) Monthly Base Rent for the Fourth Expansion Premises shall be as follows:

Period	Monthly Base Rate Per Square Foot	Base Monthly Rate
Fourth Expansion Effective Date – September 30, 2017	$1.60	$6,470.40
October 1, 2017 – September 30, 2018	$1.65	$6,672.60
October 1, 2018 – March 31, 2019	$1.70	$6,874.80

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(d) Commencing on the Fourth Expansion Premises and continuing through the expiration of the Third Extension Term, “Tenant’s Share” for the Original Premises and Fourth Expansion Premises shall be 59.99% of the 48501 Building and 15.37% of the Project.

4. Confidentiality: Tenant acknowledges that this Fourth Amendment is confidential information of Landlord and that Landlord shall suffer irreparable damage if the contents of this Fourth Amendment are discovered by the other tenants at the Project, or any other third parties. Therefore, Tenant agrees that neither Tenant nor Tenant’s employees, agents, representatives or attorneys, shall disclose, release or discuss the contents of this Fourth Amendment to or with any third party for any reason other than to consultants, accountants, auditors, attorneys, prospective sublessees or assignees, potential purchasers of or investors in Tenant, or as required by law or regulation. This Section shall not restrict Landlord from disclosing such confidential information of Landlord.

5. Existence of Offsets, Credits, Claims, Causes of Action or Expenses: Tenant hereby represents and warrants to Landlord that, to Tenant’s current, actual knowledge, there are no current offsets or credits against rentals nor have any rentals been paid in advance, and that Tenant has no existing claims or causes of action against Landlord arising out of the Lease, and Tenant has no existing defenses against the enforcement of the Lease by Landlord.

6. No Waiver: By entering into this Fourth Amendment, Landlord does not waive any existing default under the Lease or any event of default hereafter occurring, or become obligated to waive any condition or obligation in any agreement between or among the parties hereto.

7. Binding Effect: This Fourth Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, administrators, guarantors , executors, successors and assigns.

8. Brokers: Landlord has been represented by its affiliate, West Valley Properties, Inc., California BRE License No. 00616994, in connection with this Fourth Amendment. Tenant has not been represented by any broker in connection with this Fourth Amendment. Tenant and Landlord represent that, except as provided herein, neither has been represented by any broker or agent in connection with this Fourth Amendment. Each party will indemnify, defend and hold harmless the other party against any loss, cost, liability or expense incurred by such party as a result of any claim asserted by any broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of such party. Prior to entering into this Fourth Amendment , the parties have executed and delivered to each other the Disclosure Regarding Real Estate Agency Relationship attached hereto as Exhibit B.

9. Miscellaneous: All terms not specifically defined herein are as defined in the Lease. Except as amended or modified by this Fourth Amendment, all terms and conditions of the Lease shall remain in full force and effect and Landlord and Tenant shall be bound thereby. This Fourth Amendment may be executed in one or more counterparts, which counterparts shall together constitute an original document. In the event of a conflict between the terms of this Fourth Amendment and the terms of the Lease, the terms of this Fourth Amendment shall prevail and be controlling.

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IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment to Lease, to be effective as of the Effective Date.

TENANT:

SHOCKWAVE MEDICAL, INC.,

a Delaware corporation

By:	/s/ Daniel Hawkins
Title:	CEO
Date	Executed: 9-30-16

LANDLORD:

Castro Warm Springs, LLC, a California limited liability company; CP6WS, LLC, a California limited liability company; Mark O. Quam; Bellosguardo, LLC, a California limited liability company; Wallace Warm Springs, LLC, a California limited liability company; and Thomas A. Lynch, Trustee of the Thomas A. Lynch 2007 Living Trust; as tenants-in-common

Castro Warm Springs, LLC, a California limited liability company

By: Castro Mountain View, LLC, a California limited liability company
Its: Sole Member and Manager

By: West Valley Properties, Inc., a California corporation
Its: Manager

By: /s/ Chris Bryant
Title: SVP, Real Estate

[signatures continue on following page]

CP6WS, LLC, a California limited liability company

By: Cupertino Partners VI, a California limited partnership
Its: Sole Member and Manager

By: West Valley Properties, Inc., a California corporation

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Its: General Partner

By: /s/ Chris Bryant
Title: SVP, Real Estate

Mark O. Quam, an individual

/s/ Mark O. Quam
Mark O. Quam

Bellosguardo, LLC, a California limited liability company

By: Biggar Family Trust, its Manager

By: /s/ Michael J. Biggar
Michael J. Biggar, Trustee

Wallace Warm Springs, LLC, a California limited liability company

By:	/s/ Diane Wallace
Its: Manager

Thomas A. Lynch, Trustee of the Thomas A.

Lynch 2007 Living Trust

By:	/s/ Thomas A. Lynch
Thomas A. Lynch, Trustee

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Exhibit A

Fourth Expansion Premises

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Exhibit B

Disclosure Regarding

Real Estate Agency Relationship

(As Required by the Civil Code)

This Notice applies to any transaction involving any type of real property, whether improved or unimproved. As used herein, “seller” includes, where applicable, a seller, landlord, lessor, or sublessor, and “buyer’’ includes, where applicable, a buyer, tenant, lessee, or subtenant.

When you enter into a discussion with a real estate agent regarding a real estate transaction, you should from the outset understand what type of agency relationship or representation you wish to have with the agent in the transaction.

SELLER’S AGENT

A Seller’s agent under a listing agreement with the Seller acts as the agent for the Seller only. A Seller’s agent or a subagent of that agent has the following affirmative obligations:

To the Seller:

A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Seller.

To the Buyer and the Seller:

(a) Diligent exercise of reasonable skill and care in performance of the agent’s duties.

(b) A duty of honest and fair dealing and good faith.

(c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the parties.

An agent is not obligated to reveal to either party any confidential information obtained from the other party that does not involve the affirmative duties set forth above.

BUYER’S AGENT

A selling agent can, with a Buyer’s consent, agree to act as agent for the Buyer only. In these situations, the agent is not the Seller’ s agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Seller. An agent acting only for a Buyer has the following affirmative obligations:

To the Buyer:

A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Buyer.

To the Buyer and the Seller:

(a) Diligent exercise of reasonable skill and care in performance of the agent’s duties.

(b) A duty of honest and fair dealing and good faith.

(c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the parties. An agent is not obligated to reveal to either party any confidential information obtained from the other party that does not involve the affirmative duties set forth above.

7

AGENT REPRESENTING BOTH SELLER AND BUYER

A real estate agent, either acting directly or through one or more associate licensees, can legally be the agent of both the Seller and the Buyer in a transaction, but only with the knowledge and consent of both the Seller and the Buyer.

In a dual agency situation, the agent has the following affirmative obligations to both the Seller and the Buyer:

(a) A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either the Seller or the Buyer.

(b) Other duties to the Seller and the Buyer as stated above in their respective sections.

In representing both Seller and Buyer, the agent may not, without the express permission of the respective party, disclose to the other party that the Seller will accept a price less than the listing price or that the Buyer will pay a price greater than the price offered.

The above duties of the agent in a real estate transaction do not relieve a Seller or Buyer from the responsibility to protect his or her own interests . You should carefully read all agreements to assure that they adequately express your understanding of the transaction.

A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional.

Throughout your real property transaction you may receive more than one disclosure form, depending upon the number of agents assisting in the transaction. The law requires each agent with whom you have more than a casual relationship to present you with this disclosure form. You should read its contents each time it is presented to you, considering the relationship between you and the real estate agent in your specific transaction.

This disclosure form includes the provisions of Sections 2079.13 to 2079.24, inclusive, of the Civil Code set forth on the Attachment A hereof. Read it carefully.

I/WE ACKNOWLEDGE RECEIPT OF A COPY OF THIS NOTIFICATION.

LESSOR/SELLER /s/ Chris Bryant                     Date                              Time                AM/PM

LESSOR/BUYER /s/ Daniel Hawkins                  Date 9-30-16                      Time 10 AM/PM

BROKER: WEST VALLEY PROPERTIES, INC. a California corporation California Bureau of Real Estate License No. 00616994

By: /s/ Chris Bryant                            Date:

8

CONFIRMATION OF REAL ESTATE AGENCY RELATIONSHIPS

West Valley Properties, Inc., a California corporation, California Bureau of Real Estate License No. 00616994 (“Broker”) provides this Notice in reference to a proposed transaction by and between Castro Warm Springs, LLC, a California limited liability company; CP6WS, LLC, a California limited liability company; Mark O. Quam, a married man as his sole and separate property; Bellosguardo, LLC, a California limited liability company; Wallace Warm Springs, LLC, a California limited liability company; and Thomas A. Lynch, Trustee of the Thomas A. Lynch 2007 Living Trust; as tenants-in-common (collectively, “Seller/Landlord”) and Shockwave Medical, Inc., a Delaware corporation (“Buyer/Tenant”) regarding real property identified as: 48531 Warm Springs Boulevard, Suites 103, 104, 105, 106, 107, 108, 109 and 110, Fremont, CA, California (the “Property”).

The following agency relationship is/are hereby confirmed for this transaction:

West Valley Properties, Inc. is the agent of (check one):

(X)	the seller/landlord exclusively;

( )	the buyer/tenant exclusively; or

( )	both the seller/landlord and the buyer/tenant.

I/WE ACKNOWLEDGE RECEIPT OF A COPY OF THIS NOTIFICATION.

SELLER/LANDLORD: /s/ Chris Bryant	Date

BUYER/TENANT: /s/ Daniel Hawkins	Date 9-30-16

BROKER: WEST VALLEY PROPERTIES, INC. a California corporation, California Bureau of Real Estate License No. 00616994

By: /s/ Chris Bryant	Date:

9

ATTACHMENT A

2079.13. As used in Sections 2079.14 to 2079.24, inclusive, the following terms have the following meanings:

(a) “Agent” means a person acting under provisions of Title 9 (commencing with Section 2295) in a real property transaction, and includes a person who is licensed as a real estate broker under Chapter 3 (commencing with Section 10130) of Part 1 of Division 4 of the Business and Professions Code, and under whose license a listing is executed or an offer to purchase is obtained.

(b) “Associate licensee” means a person who is licensed as a real estate broker or salesperson under Chapter 3 (commencing with Section 10130) of Part 1 of Division 4 of the Business and Professions Code and who is either licensed under a broker or has entered into a written contract with a broker to act as the broker’s agent in connection with acts requiring a real estate license and to function under the broker’s supervision in the capacity of an associate licensee.

The agent in the real property transaction bears responsibility for his or her associate licensees who perform as agents of the agent. When an associate licensee owes a duty to any principal, or to any buyer or seller who is not a principal, in a real property transaction, that duty is equivalent to the duty owed to that party by the broker for whom the associate licensee functions.

(c) “Buyer” means a transferee in a real property transaction, and includes a person who executes an offer to purchase real property from a seller through an agent, or who seeks the services of an agent in more than a casual, transitory, or preliminary manner, with the object of entering into a real property transaction. “Buyer” includes vendee or lessee.

(d) “Commercial real property” means all real property in the state, except single-family residential real property, dwelling units made subject to Chapter 2 (commencing with

Section 1940) of Title 5, mobilehomes, as defined in Section 798.3, or recreational vehicles, as defined in Section 799.29.

(e) “Dual agent” means an agent acting, either directly or through an associate licensee, as agent for both the seller and the buyer in a real property transaction.

(f) “Listing agreement” means a contract between an owner of real property and an agent, by which the agent has been authorized to sell the real property or to find or obtain a buyer.

(g) “Listing agent” means a person who has obtained a listing of real property to act as an agent for compensation.

(h) “Listing price” is the amount expressed in dollars specified in the listing for which the seller is willing to sell the real property through the listing agent.

(i) “Offering price” is the amount expressed in dollars specified in an offer to purchase for which the buyer is willing to buy the real property.

(j) “Offer to purchase” means a written contract executed by a buyer acting through a selling agent that becomes the contract for the sale of the real property upon acceptance by the seller.

(k) “Real property” means any estate specified by subdivision (1) or (2) of Section 761 in property that constitutes or is improved with one to four dwelling units, any commercial real property, any leasehold in these types of property exceeding one year’s duration, and mobilehomes, when offered for sale or sold through an agent pursuant to the authority contained in Section 10131.6 of the Business and Professions Code.

(l) “Real property transaction” means a transaction for the sale of real property in which an agent is employed by one or more of the principals to act in that transaction, and includes a listing or an offer to purchase.

10

(m) “Sell,” “sale,” or “sold” refers to a transaction for the transfer of real property from the seller to the buyer, and includes exchanges of real property between the seller and buyer, transactions for the creation of a real property sales contract within the meaning of Section 2985, and transactions for the creation of a leasehold exceeding one year’s duration.

(n) “Seller” means the transferor in a real property transaction, and includes an owner who lists real property with an agent, whether or not a transfer results, or who receives an offer to purchase real property of which he or she is the owner from an agent on behalf of another. “Seller” includes both a vendor and a lessor.

(o) “Selling agent” means a listing agent who acts alone, or an agent who acts in cooperation with a listing agent, and who sells or finds and obtains a buyer for the real property, or an agent who locates property for a buyer or who finds a buyer for a property for which no listing exists and presents an offer to purchase to the seller.

(p) “Subagent” means a person to whom an agent delegates agency powers as provided in Article 5 (commencing with Section 2349) of Chapter 1 of Title 9. However, “subagent” does not include an associate licensee who is acting under the supervision of an agent in a real property transaction.

2079.14. Listing agents and selling agents shall provide the seller and buyer in a real property transaction with a copy of the disclosure form specified in Section 2079.16, and, except as provided in subdivision (c), shall obtain a signed acknowledgment of receipt from that seller or buyer, except as provided in this section or Section 2079.15, as follows:

(a) The listing agent, if any, shall provide the disclosure form to the seller prior to entering into the listing agreement.

(b) The selling agent shall provide the disclosure form to the seller as soon as practicable prior to presenting the seller with an offer to purchase, unless the selling agent previously provided the seller with a copy of the disclosure form pursuant to subdivision (a).

(c) Where the selling agent does not deal on a face-to-face basis with the seller, the disclosure form prepared by the selling agent may be furnished to the seller (and acknowledgment of receipt obtained for the selling agent from the seller) by the listing agent, or the selling agent may deliver the disclosure form by certified mail addressed to the seller at his or her last known address, in which case no signed acknowledgment of receipt is required.

(d) The selling agent shall provide the disclosure form to the buyer as soon as practicable prior to execution of the buyer’s offer to purchase, except that if the offer to purchase is not prepared by the selling agent, the selling agent shall present the disclosure form to the buyer not later than the next business day after the selling agent receives the offer to purchase from the buyer.

2079.15. In any circumstance in which the seller or buyer refuses to sign an acknowledgment of receipt pursuant to Section 2079.14, the agent, or an associate licensee acting for an agent, shall set forth, sign, and date a written declaration of the facts of the refusal.

2079.17. (a) As soon as practicable, the selling agent shall disclose to the buyer and seller whether the selling agent is acting in the real property transaction exclusively as the buyer’s agent, exclusively as the seller’s agent, or as a dual agent representing both the buyer and the seller. This relationship shall be confirmed in the contract to purchase and sell real property or in a separate writing executed or acknowledged by the seller, the buyer, and the selling agent prior to or coincident with execution of that contract by the buyer and the seller, respectively.

(b) As soon as practicable, the listing agent shall disclose to the seller whether the listing agent is acting in the real property transaction exclusively as the seller’s agent, or as a dual agent representing both the

11

buyer and seller. This relationship shall be confirmed in the contract to purchase and sell real property or in a separate writing executed or acknowledged by the seller and the listing agent prior to or coincident with the execution of that contract by the seller.

(c) The confirmation required by subdivisions (a) and (b) shall be in the following form:

_____________________ is the agent of

(Name of Listing Agent)

(check one):

( ) the seller exclusively; or

( ) both the buyer and seller.

(Name of Selling Agent if not the same as the

Listing Agent)

Is the agent of (check one):

( ) the buyer exclusively; or

( ) the seller exclusively; or

( ) both the buyer and seller.

(d) The disclosures and confirmation required by this section shall be in addition to the disclosure required by Section 2079.14.

2079.18. No selling agent in a real property transaction may act as an agent for the buyer only, when the selling agent is also acting as the listing agent in the transaction.

2079.19. The payment of compensation or the obligation to pay compensation to an agent by the seller or buyer is not necessarily determinative of a particular agency relationship between an agent and the seller or buyer. A listing agent and a selling agent may agree to share any compensation or commission paid, or any right to any compensation or commission for which an obligation arises as the result of a real estate transaction, and the terms of any such agreement shall not necessarily be determinative of a particular relationship.

2079.20. Nothing in this article prevents an agent from selecting, as a condition of the agent’s employment, a specific form of agency relationship not specifically prohibited by this article if the requirements of Section 2079.14 and Section 2079.17 are complied with.

2079.21. A dual agent shall not disclose to the buyer that the seller is willing to sell the property at a price less than the listing price, without the express written consent of the seller. A dual agent shall not disclose to the seller that the buyer is willing to pay a price greater than the offering price, without the express written consent of the buyer.

This section does not alter in any way the duty or responsibility of a dual agent to any principal with respect to confidential information other than price.

2079.22. Nothing in this article precludes a listing agent from also being a selling agent, and the combination of these functions in one agent does not, of itself, make that agent a dual agent.

2079.23. (a) A contract between the principal and agent may be modified or altered to change the agency relationship at any time before the performance of the act which is the object of the agency with the written consent of the parties to the agency relationship.

(b) A lender or an auction company retained by a lender to control aspects of a transaction of real property subject to this part, including validating the sales price, shall not require, as a condition of receiving the lender’s approval of the transaction, the homeowner or listing agent to defend or indemnify the lender or auction company from any liability alleged to result from the actions of the lender or auction company. Any clause, provision, covenant, or agreement purporting to impose an obligation to defend or indemnify a lender or an auction company in violation of this subdivision is against public policy, void, and unenforceable.

12

2079.24. Nothing in this article shall be construed to either diminish the duty of disclosure owed buyers and sellers by agents and their associate licensees, subagents, and employees or to relieve agents and their associate licensees, subagents, and employees from liability for their conduct in connection with acts governed by this article or for any breach of a fiduciary duty or a duty of disclosure.

13

FIFTH AMENDMENT TO LEASE

This Fifth Amendment to Lease (the “Fifth Amendment”) is made and entered into by and between Castro Warm Springs, LLC, a California limited liability company; CP6WS, LLC, a California limited liability company; Mark O. Quam; Bellosguardo, LLC, a California limited liability company; Wallace Warm Springs, LLC, a California limited liability company; and Thomas A. Lynch, Trustee of the Thomas A. Lynch 2007 Living Trust; as tenants-in-common (collectively, “Landlord”) and Shockwave Medical, Inc., a Delaware corporation (“Tenant”) and is dated as of October 18, 2018 (the “Effective Date”).

RECITALS

A.

WHEREAS, Landlord’s predecessors-in-interest and Tenant entered into that certain Lease dated August 10, 2012, as amended by that certain First Amendment to Lease dated August 30, 2013, that certain Second Amendment to Lease dated October 3, 2014, that certain Third Amendment to Lease dated July 29, 2015, and that certain Fourth Amendment to Lease dated as of September 30, 2016 (the “Fourth Amendment”) (collectively, the “Lease”), for the premises consisting of approximately 22,548 rentable square feet, located at 48531 Warm Springs Boulevard, Suites 103, 104, 105, 106, 107, 108, 109, 110 and 111/112, Fremont, California (the “Original Premises”);

B.	WHEREAS, the Term of the Lease is scheduled to expire on March 31, 2019; and

C.

WHEREAS, Tenant and Landlord desire to amend the Lease to reflect a reduction in the size of the Premises, an extension of the Term of the Lease and the amendment of certain other provisions of the Lease, as set forth in this Amendment.

Agreement

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.

Premises: Landlord and Tenant hereby agree to reduce the rentable square footage of the Premises by approximately 10,646 rentable square feet, comprised of Suites 103, 109, 110, 111 and 112, as shown on Exhibit A attached hereto (the “Give-Back Space”). The effective date of the reduction of the Premises shall be November 30, 2018 (the “Give Back Space Effective Date”). Tenant shall vacate the Give-Back Space and deliver the same to Landlord in the condition required hereunder and under the terms of the Lease on or before the Give Back Space Effective Date. Subject to Tenant’s delivery of the Give Back Space in the condition required hereunder and payment of the Reduction Fee (as defined below), commencing on the Give Back Space Effective Date, the term “Premises” as used in the Lease shall mean the Original Premises less the Give Back Space and Tenant shall have no further rental obligation for the Give Back Space.

Shockwave Fifth Amendment to Lease	1

2.

Reduction Fee. Concurrently with the execution and delivery of this Fifth Amendment to Lease, Tenant shall pay Landlord a reduction fee for the reduction of the Premises as described herein in the amount of seventy eight thousand one hundred seventy-two and 00/100 dollars ($78,172) (“Reduction Fee”)

3.

Tenant’s Work. Tenant, at Tenant’s sole cost and expense, shall close off Suite 108 from Suite 109 and also close off Suite 104 from Suite 103, at the existing openings, to a painted finish (collectively, “Tenant’s Work”). Tenant’s Work shall be performed by Tenant in accordance with plans and specifications mutually agreed upon by Landlord and Tenant and shall be completed on or before the Give Back Space Effective Date. Notwithstanding anything to the contrary set forth herein or in the Lease, Landlord shall have the right to market the Give Back Space and access the Give Back Space for the purpose of showing the same to potential tenants beginning upon the effective date of this Fifth Amendment.

4.

Tenant’s Share Of Operating Expenses: Effective as of the Give Back Space Effective Date, the Premises, comprised of Suites 104, 105, 106, 107 and 108, will consist of approximately 11,902 square feet and Tenant’s Share of Operating Expenses as set forth in Paragraph G of the Lease Summary shall be approximately 8.12%. From and after the Give Back Space Effective Date, approximately 11,902 square feet shall be used as the numerator when calculating Tenant’s Share of Operating Expenses of the Project, as more specifically set forth in Article 1.20 of the Lease.

5.

Extension of Term: The Lease Term for the Premises (not including the Give Back Space) is hereby extended for a period of three (3) months, commencing April 1, 2019 through June 30, 2019 (the “Fourth Extension Term”).

6.	Base Monthly Rent: The total Base Monthly Rent shall be as follows for the Fourth Extension Term:

Fourth Extension Term	Base Monthly Rent	Base Monthly Rent
	(per rentable square foot, per month)	(payable in monthly installments)
April 1, 2019 through June 30,2019	$2.10	$24,994.20

In addition to the Base Monthly Rent, Tenant shall continue to pay all Additional Rent due under the Lease, including but not limited to Tenant’s Share of Excess Expenses for the Premises, as set forth in the Lease.

7.

Option to Extend: Subject to the conditions below, Tenant shall have the option to extend the Term of this Lease with respect to the Premises (not including the Give Back Space) for one (1) additional period of three (3) months (the “Fifth Extension Term”). The Fifth Extension Term shall commence upon the expiration of the previous term. Tenant shall give Landlord unconditional written notice of the exercise of its option at least sixty (60) days prior to the expiration of the then current term, time being strictly of the essence, and any failure to give said notice within the required time period shall be deemed an election by Tenant not to extend the term of the Lease. The Fifth Extension Term shall be upon the same terms and

Shockwave Fifth Amendment to Lease	2

conditions as are contained in the Lease, except that the Base Monthly Rent for the Fifth Extension Term shall be the amounts set forth below. If Tenant has exercised its option to extend, the phrase “Lease Term” as used in the Lease shall mean the initial term of the Lease and the Extension Terms.

Base Monthly Rent or the Fifth Extension Term. Base Monthly Rent for the Fifth Extension Term shall be as follows:

Fifth Extension Term	Base Monthly Rent (per rentable square foot, per month)	Base Monthly Rent (payable in monthly installments)
July l, 2019 through September 30, 2019	$2.10	$24,994.20

8.

Lender’s Approval: This Fifth Amendment is subject to the approval of the Landlord’s lender. In the event the approval of Landlord’s lender to this Fifth Amendment is not obtained on terms satisfactory to Landlord by the date which is twenty-one (21) days after the Effective Date (the “Deadline”), this Fifth Amendment shall be null and void and of no further force and effect thereafter. The Deadline may be extended by written agreement of Landlord and Tenant.

9.

Existence of Offsets, Credits, Claims, Causes of Action or Expenses: Tenant hereby represents and warrants to Landlord that there are no offsets or credits against rentals nor have any rentals been paid in advance. Further, Tenant agrees that there are no existing claims or causes of action against Landlord arising out of the Lease, nor are there any existing defenses which Tenant has against the enforcement of the Lease by Landlord.

10.	Binding Effect: This Fifth Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, administrators, guarantors, executors, successors and assigns.

11.

Waiver of Claims: Tenant represents that Landlord is not in default under the Lease and Tenant has no claims against Landlord. In addition, Tenant hereby releases and waives any and all potential claims it may have against Landlord or its principals, members, managers, officers, agents, attorneys, servants, employees, representatives, successors or assigns, in any way arising out of or related to: (i) any previously billed operating expenses or; (ii) any representation made by Landlord or Landlord’s predecessor in interest or its agents or employees. Tenant expressly waives and relinquishes all rights and benefits afforded by Section 1542 of the California Civil Code, which provides that:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

/s/ DP    (Tenant’s Initials)

Shockwave Fifth Amendment to Lease	3

12.

Confidentiality: Tenant acknowledges that this Fifth Amendment is confidential information of Landlord and that Landlord shall suffer irreparable damage if the contents of this Fifth Amendment are discovered by the other tenants of the Office Building or any other third parties. Therefore, Tenant agrees that neither Tenant nor Tenant’s employees, agents, representatives or attorneys, shall disclose, release or discuss the contents of this Fifth Amendment to or with any third party for any reason. Tenant agrees to reimburse, indemnify, defend and hold Landlord harmless against any and all losses, claims, suits, damages and liabilities resulting from the breach of the foregoing agreement of Tenant contained in this Section 12. In the event Tenant breaches its agreement under this Section 12, such breach shall constitute a material default by Tenant under the Lease, without notice or opportunity to cure. This Section 12 shall not restrict Landlord from disclosing such confidential information of Landlord.

13.

Brokers: Landlord has been represented by its affiliate, West Valley Properties, Inc., California BRE License No. 00616994, in connection with this Fifth Amendment. Tenant and Landlord represent that except as provided herein, neither has been represented by any broker or agent in connection with this Fifth Amendment. Each party will indemnify, defend and hold harmless the other party against any loss, cost, liability or expense incurred by such party as a result of any claim asserted by any broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of such party. Prior to entering into this Fifth Amendment, the parties have executed and delivered to each other the Disclosure Regarding Real Estate Agency Relationship attached hereto as Exhibit B.

14.

Miscellaneous: All terms not specifically defined herein are as defined in the Lease. Except as amended or modified by this Fifth Amendment, all terms and conditions of the Lease shall remain in full force and effect and Landlord and Tenant shall be bound thereby. In the event of any conflict between the terms of the Lease and the terms of this Fifth Amendment, this Fifth Amendment shall prevail and be controlling. This Fifth Amendment may be executed in one or more counterparts, which counterparts shall together constitute an original document.

15.	Time. Time is of the essence of this Fifth Amendment to Lease.

Shockwave Fifth Amendment to Lease	4

Authorized Signatures

In order to bind the parties to the terms of this Fifth Amendment, Landlord and Tenant have duly executed this Fifth Amendment below effective as of the Effective Date.

TENANT:

SHOCKWAVE MEDICAL, INC.,

a Delaware corporation

By: /s/ Dan Puckett
Title: CFO
Date Executed: 11/2/18

LANDLORD:

Castro Warm Springs, LLC, a California limited liability company; CP6WS, LLC, a California limited liability company; Mark O. Quam; Bellosguardo, LLC, a California limited liability company; Wallace Warm Springs, LLC, a California limited liability company; and Thomas A. Lynch, Trustee of the Thomas A. Lynch 2007 Living Trust; as tenants-in-common

Castro Warm Springs, LLC, a California limited liability company

By: Castro Mountain View, LLC, a California limited liability company
Its: Sole Member and Manager

By: West Valley Properties, Inc., a California corporation
Its: Manager

By:	/s/ Chris Bryant
Title:	SVP, Real Estate

[signatures continue on following page]

Shockwave Fifth Amendment to Lease	5

CP6WS, LLC, a California limited liability company

By: Cupertino Partners VI, a California limited partnership
Its: Sole Member and Manager

By: West Valley Properties, Inc., a California corporation
Its: General Partner

By:	/s/ Chris Bryant
Title:	SVP, Real Estate

Mark O. Quam, an individual

/s/ Mark O. Quam
Mark O. Quam

Bellosguardo, LLC, a California limited liability company

By: Biggar Family Trust, its Manager

By:	/s/ Michael J. Biggar
Michael J. Biggar, Trustee

Wallace Warm Springs, LLC, a California limited liability company

By:	/s/ Diane Wallace
Its: Manager

Thomas A. Lynch, Trustee of the Thomas A. Lynch 2007 Living Trust

By:	/s/ Thomas A. Lynch
Thomas A. Lynch, Trustee

Shockwave Fifth Amendment to Lease	6

Exhibit A

Premises and Give Back Space

Shockwave Fifth Amendment to Lease	7

Exhibit B

Disclosure Regarding

Real Estate Agency Relationship

(As Required by the Civil Code)

This Notice applies to any transaction involving any type of real property, whether improved or unimproved. As used herein, “seller” includes, where applicable, a seller, landlord, lessor, or sublessor, and “buyer” includes, where applicable, a buyer, tenant, lessee, or subtenant.

When you enter into a discussion with a real estate agent regarding a real estate transaction, you should from the outset understand what type of agency relationship or representation you wish to have with the agent in the transaction.

SELLER’S AGENT

A Seller’s agent under a listing agreement with the Seller acts as the agent for the Seller only. A Seller’s agent or a subagent of that agent has the following affirmative obligations:

To the Seller:

A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Seller.

To the Buyer and the Seller:

(a) Diligent exercise of reasonable skill and care in performance of the agent’s duties.

(b) A duty of honest and fair dealing and good faith.

(c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the parties.

An agent is not obligated to reveal to either party any confidential information obtained from the other party that does not involve the affirmative duties set forth above.

BUYER’S AGENT

A selling agent can, with a Buyer’s consent, agree to act as agent for the Buyer only. In these situations, the agent is not the Seller’s agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Seller. An agent acting only for a Buyer has the following affirmative obligations:

To the Buyer:

A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Buyer.

To the Buyer and the Seller:

(a) Diligent exercise of reasonable skill and care in performance of the agent’s duties.

(b) A duty of honest and fair dealing and good faith.

(c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the parties.

An agent is not obligated to reveal to either party any confidential information obtained from the other party that does not involve the affirmative duties set forth above.

Shockwave Fifth Amendment to Lease	8

AGENT REPRESENTING BOTH SELLER AND BUYER

A real estate agent, either acting directly or through one or more associate licensees, can legally be the agent of both the Seller and the Buyer in a transaction, but only with the knowledge and consent of both the Seller and the Buyer.

In a dual agency situation, the agent has the following affirmative obligations to both the Seller and the Buyer:

(a) A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either the Seller or the Buyer.

(b) Other duties to the Seller and the Buyer as stated above in their respective sections.

In representing both Seller and Buyer, the agent may not, without the express permission of the respective party, disclose to the other party that the Seller will accept a price less than the listing price or that the Buyer will pay a price greater than the price offered.

The above duties of the agent in a real estate transaction do not relieve a Seller or Buyer from the responsibility to protect his or her own interests. You should carefully read all agreements to assure that they adequately express your understanding of the transaction.

A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional.

Throughout your real property transaction you may receive more than one disclosure form, depending upon the number of agents assisting in the transaction. The law requires each agent with whom you have more than a casual relationship to present you with this disclosure form. You should read its contents each time it is presented to you, considering the relationship between you and the real estate agent in your specific transaction.

This disclosure form includes the provisions of Sections 2079.13 to 2079.24, inclusive, of the Civil Code set forth on the Attachment A hereof. Read it carefully.

I/WE ACKNOWLEDGE RECEIPT OF A COPY OF THIS NOTIFICATION.

LESSOR/SELLER /s/ Chris Bryant	Date 11/6/18	Time 3:00 AM/PM

LESSEE/BUYER /s/ Dan Puckett	Date 11/2/18	Time 11:00 AM/PM

BROKER: WEST VALLEY PROPERTIES, INC. a California corporation California Bureau of Real Estate License No. 00616994

By: /s/ Chris Bryant	Date: 11/16/18

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CONFIRMATION OF REAL ESTATE AGENCY RELATIONSHIPS

West Valley Properties, Inc., a California corporation, California Bureau of Real Estate License No. 00616994 (“Broker”) provides this Notice in reference to a proposed transaction by and between Castro Warm Springs, LLC, a California limited liability company; CP6WS, LLC, a California limited liability company; Mark 0. Quam, a married man as his sole and separate property; Bellosguardo, LLC, a California limited liability company; Wallace Warm Springs, LLC, a California limited liability company; and Thomas A. Lynch, Trustee of the Thomas A. Lynch 2007 Living Trust; as tenants-in-common (collectively, “Seller/Landlord”) and Shockwave Medical, Inc., a Delaware corporation (“Buyer/Tenant”) regarding real property identified as: 48531 Wann Springs Boulevard, Suites I 04, 105, I 06, I 07 and 108 Fremont, CA, California (the “Property”).

The following agency relationship is/are hereby confirmed for this transaction:

West Valley Properties, Inc. is the agent of (check one):

(X)    the seller/landlord exclusively;

( ) the buyer/tenant exclusively; or

( ) both the seller/landlord and the buyer/tenant.

I/WE ACKNOWLEDGE RECEIPT OF A COPY OF THIS NOTIFICATION.

SELLER/LANDLORD: /s/ Chris Bryant	Date: 11/6/18

BUYER/TENANT: /s/ Dan Puckett	Date: 11/2/18

BROKER: WEST VALLEY PROPERTIES, INC. a California corporation, California Bureau of Real Estate License No. 00616994

By: /s/ Chris Bryant	Date: 11/6/18

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ATTACHMENT A

2079.13. As used in Sections 2079.14 to 2079.24, inclusive, the following terms have the following meanings:

(a) “Agent” means a person acting under provisions of Title 9 (commencing with Section 2295) in a real property transaction, and includes a person who is licensed as a real estate broker under Chapter 3 (commencing with Section 10130) of Part 1 of Division 4 of the Business and Professions Code, and under whose license a listing is executed or an offer to purchase is obtained.

(b) “Associate licensee” means a person who is licensed as a real estate broker or salesperson under Chapter 3 (commencing with Section 10130) of Part 1 of Division 4 of the Business and Professions Code and who is either licensed under a broker or has entered into a written contract with a broker to act as the broker’s agent in connection with acts requiring a real estate license and to function under the broker’s supervision in the capacity of an associate licensee.

The agent in the real property transaction bears responsibility for his or her associate licensees who perform as agents of the agent. When an associate licensee owes a duty to any principal, or to any buyer or seller who is not a principal, in a real property transaction, that duty is equivalent to the duty owed to that party by the broker for whom the associate licensee functions.

(c) “Buyer” means a transferee in a real property transaction, and includes a person who executes an offer to purchase real property from a seller through an agent, or who seeks the services of an agent in more than a casual, transitory, or preliminary manner, with the object of entering into a real property transaction. “Buyer” includes vendee or lessee.

(d) “Commercial real property” means all real property in the state, except single-family residential real property, dwelling units made subject to Chapter 2 (commencing with Section 1940) of Title 5, mobilehomes, as defined in Section 798.3, or recreational vehicles, as defined in Section 799.29.

(e) “Dual agent” means an agent acting, either directly or through an associate licensee, as agent for both the seller and the buyer in a real property transaction.

(f) “Listing agreement” means a contract between an owner of real property and an agent, by which the agent has been authorized to sell the real property or to find or obtain a buyer.

(g) “Listing agent” means a person who has obtained a listing of real property to act as an agent for compensation.

(h) “Listing price” is the amount expressed in dollars specified in the listing for which the seller is willing to sell the real property through the listing agent.

(i) “Offering price” is the amount expressed in dollars specified in an offer to purchase for which the buyer is willing to buy the real property.

(j) “Offer to purchase” means a written contract executed by a buyer acting through a selling agent that becomes the contract for the sale of the real property upon acceptance by the seller.

(k) “Real property” means any estate specified by subdivision (1) or (2) of Section 761 in property that constitutes or is improved with one to four dwelling units, any commercial real property, any

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leasehold in these types of property exceeding one year’s duration, and mobilehomes, when offered for sale or sold through an agent pursuant to the authority contained in Section 10131.6 of the Business and Professions Code.

(l) “Real property transaction” means a transaction for the sale of real property in which an agent is employed by one or more of the principals to act in that transaction, and includes a listing or an offer to purchase.

(m) “Sell,” “sale,” or “sold” refers to a transaction for the transfer of real property from the seller to the buyer, and includes exchanges of real property between the seller and buyer, transactions for the creation of a real property sales contract within the meaning of Section 2985, and transactions for the creation of a leasehold exceeding one year’s duration.

(n) “Seller” means the transferor in a real property transaction, and includes an owner who lists real property with an agent, whether or not a transfer results, or who receives an offer to purchase real property of which he or she is the owner from an agent on behalf of another. “Seller” includes both a vendor and a lessor.

(o) “Selling agent” means a listing agent who acts alone, or an agent who acts in cooperation with a listing agent, and who sells or finds and obtains a buyer for the real property, or an agent who locates property for a buyer or who finds a buyer for a property for which no listing exists and presents an offer to purchase to the seller.

(p) “Subagent” means a person to whom an agent delegates agency powers as provided in Article 5 (commencing with Section 2349) of Chapter 1 of Title 9. However, “subagent” does not include an associate licensee who is acting under the supervision of an agent in a real property transaction.

2079.14. Listing agents and selling agents shall provide the seller and buyer in a real property transaction with a copy of the disclosure form specified in Section 2079.16, and, except as provided in subdivision (c), shall obtain a signed acknowledgment of receipt from that seller or buyer, except as provided in this section or Section 2079.15, as follows:

(a) The listing agent, if any, shall provide the disclosure form to the seller prior to entering into the listing agreement.

(b) The selling agent shall provide the disclosure form to the seller as soon as practicable prior to presenting the seller with an offer to purchase, unless the selling agent previously provided the seller with a copy of the disclosure form pursuant to subdivision (a).

(c) Where the selling agent does not deal on a face-to-face basis with the seller, the disclosure form prepared by the selling agent may be furnished to the seller (and acknowledgment of receipt obtained for the selling agent from the seller) by the listing agent, or the selling agent may deliver the disclosure form by certified mail addressed to the seller at his or her last known address, in which case no signed acknowledgment of receipt is required.

(d) The selling agent shall provide the disclosure form to the buyer as soon as practicable prior to execution of the buyer’s offer to purchase, except that if the offer to purchase is not prepared by the selling agent, the selling agent shall present the disclosure form to the buyer not later than the next business day after the selling agent receives the offer to purchase from the buyer.

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2079.15. In any circumstance in which the seller or buyer refuses to sign an acknowledgment of receipt pursuant to Section 2079.14, the agent, or an associate licensee acting for an agent, shall set forth, sign, and date a written declaration of the facts of the refusal.

2079.17. (a) As soon as practicable, the selling agent shall disclose to the buyer and seller whether the selling agent is acting in the real property transaction exclusively as the buyer’s agent, exclusively as the seller’s agent, or as a dual agent representing both the buyer and the seller. This relationship shall be confirmed in the contract to purchase and sell real property or in a separate writing executed or acknowledged by the seller, the buyer, and the selling agent prior to or coincident with execution of that contract by the buyer and the seller, respectively.

(b) As soon as practicable, the listing agent shall disclose to the seller whether the listing agent is acting in the real property transaction exclusively as the seller’s agent, or as a dual agent representing both the buyer and seller. This relationship shall be confirmed in the contract to purchase and sell real property or in a separate writing executed or acknowledged by the seller and the listing agent prior to or coincident with the execution of that contract by the seller.

(c) The confirmation required by subdivisions (a) and (b) shall be in the following form:

___________ is the agent of

(Name of Listing Agent)

(check one):

( ) the seller exclusively; or

( ) both the buyer and seller.

(Name of Selling Agent if not the same as the Listing Agent)

is the agent of (check one):

( ) the buyer exclusively; or

( ) the seller exclusively; or

( ) both the buyer and seller.

(d) The disclosures and confirmation required by this section shall be in addition to the disclosure required by Section 2079.14.

2079.18. No selling agent in a real property transaction may act as an agent for the buyer only, when the selling agent is also acting as the listing agent in the transaction.

2079.19. The payment of compensation or the obligation to pay compensation to an agent by the seller or buyer is not necessarily determinative of a particular agency relationship between an agent and the seller or buyer. A listing agent and a selling agent may agree to share any compensation or commission paid, or any right to any compensation or commission for which an obligation arises as the result of a real estate transaction, and the terms of any such agreement shall not necessarily be determinative of a particular relationship.

2079.20. Nothing in this article prevents an agent from selecting, as a condition of the agent’s employment, a specific form of agency relationship not specifically prohibited by this article if the requirements of Section 2079.14 and Section 2079.17 are complied with.

2079.21. A dual agent shall not disclose to the buyer that the seller is willing to sell the property at a price less than the

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listing price, without the express written consent of the seller. A dual agent shall not disclose to the seller that the buyer is willing to pay a price greater than the offering price, without the express written consent of the buyer.

This section does not alter in any way the duty or responsibility of a dual agent to any principal with respect to confidential information other than price.

2079.22. Nothing in this article precludes a listing agent from also being a selling agent, and the combination of these functions in one agent does not, of itself, make that agent a dual agent.

2079.23. (a) A contract between the principal and agent may be modified or altered to change the agency relationship at any time before the performance of the act which is the object of the agency with the written consent of the parties to the agency relationship.

(b) A lender or an auction company retained by a lender to control aspects of a transaction of real property subject to this part, including validating the sales price, shall not require, as a condition of receiving the lender’s approval of the transaction, the homeowner or listing agent to defend or indemnify the lender or auction company from any liability alleged to result from the actions of the lender or auction company. Any clause, provision, covenant, or agreement purporting to impose an obligation to defend or indemnify a lender or an auction company in violation of this subdivision is against public policy, void, and unenforceable.

2079.24. Nothing in this article shall be construed to either diminish the duty of disclosure owed buyers and sellers by agents and their associate licensees, subagents, and employees or to relieve agents and their associate licensees, subagents, and employees from liability for their conduct in connection with acts governed by this article or for any breach of a fiduciary duty or a duty of disclosure.

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